Exhibit 2.7

DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of March 31, 2026, Vodafone Group Plc (“Vodafone”, the “Company”) had the following securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”):

Title of each class	Trading symbols	Name of each exchange on which registered
Ordinary shares of 20 20/21 US cents each	VOD	NASDAQ Global Select Market*
American Depositary Shares (evidenced by American Depositary Receipts) each representing ten ordinary shares	VOD	NASDAQ Global Select Market

6.250% Notes due November 2032	VOD32	The NASDAQ Stock Market
6.150% Notes due February 2037	VOD37	The NASDAQ Stock Market
5.000% Notes due 30 May 2038	VOD38	The NASDAQ Stock Market
4.375% Notes due February 2043	VOD43	The NASDAQ Stock Market
5.250% Notes due 30 May 2048	VOD48	The NASDAQ Stock Market
4.875% Notes due 19 June 2049	VOD49	The NASDAQ Stock Market
4.250% Notes due 17 September 2050	VOD50	The NASDAQ Stock Market
5.625% Notes due 10 February 2053	VOD53	The NASDAQ Stock Market
5.75% Notes due 28 June 2054	VOD54	The NASDAQ Stock Market
5.125% Notes due 19 June 2059	VOD59	The NASDAQ Stock Market
5.750% Notes due 10 February 2063	VOD63	The NASDAQ Stock Market
5.875% Notes due 28 June 2064	VOD64	The NASDAQ Stock Market
Capital Securities due April 2079	VOD79	The NASDAQ Stock Market
NC5.25 Capital Securities due 2081	VOD81A	The NASDAQ Stock Market
NC10 Capital Securities due 2081	VOD81B	The NASDAQ Stock Market
NC30 Capital Securities due 2081	VOD81C	The NASDAQ Stock Market

*	Not for trading, but only in connection with the registration of American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.

The Company’s ordinary shares, nominal value of 20 20/21 US cents each (“Vodafone Ordinary Shares”), are listed on the premium segment of the main market of the London Stock Exchange plc (the “LSE”). The Company’s American Depositary Shares (“Vodafone ADSs”) are available through an American Depositary Receipt program established pursuant to a deposit agreement (the “Deposit Agreement”) that the Company entered into with JPMorgan Chase Bank, N.A., as depositary (the “Depositary”). Vodafone ADSs, each representing ten Vodafone Ordinary Shares, are listed on the NASDAQ Global Select Market, traded under the symbol VOD, and are registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). In connection with this listing (but not for trading), the Vodafone Ordinary Shares are registered under Section 12(b) of the Exchange Act. The following contains a description of the rights of (i) holders of the Vodafone Ordinary Shares and (ii) Vodafone ADS holders.

The following summary is subject to and qualified in its entirety by the Company’s Articles of Association and by English law. This is not a summary of all the significant provisions of the Articles of Association or of English law and does not purport to be complete. Capital terms used but not defined herein have the meanings given to them in the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2026 and in the Deposit Agreement, which is an exhibit to the Company’s Annual Report on Form 20-F filed with the SEC on June 10, 2022.

Vodafone Ordinary Shares

Item 9.A.3 Pre-emptive rights

Under section 549 of the Companies Act 2006, Directors are, with certain exceptions, unable to allot Vodafone Ordinary Shares or securities convertible into Vodafone Ordinary Shares without the authority of Vodafone Shareholders (“Vodafone Shareholders”) in a general meeting. In addition, section 561 of the Companies Act 2006 imposes further restrictions on the issue of equity securities (as defined in the Companies Act 2006, which include Vodafone Ordinary Shares and securities convertible into Vodafone Ordinary Shares) which are, or are to be, paid up wholly in cash and not first offered to existing Vodafone Shareholders. The Company’s Articles of Association allow Vodafone Shareholders to authorize Directors for a period specified in the relevant resolution to allot (i) relevant securities generally up to an amount fixed by the Vodafone Shareholders; and (ii) equity securities for cash other than in connection with a pre-emptive offer up to an amount specified by the Vodafone Shareholders and free of the pre-emption restriction in section 561. At the 2019 AGM the amount of relevant securities fixed by Vodafone Shareholders under (i) above and the amount of equity securities specified by Vodafone Shareholders under (ii) above were in line with the Pre-Emption Group’s Statement of Principles.

Item 9.A.5 Type and class of securities

Vodafone Ordinary Shares are listed on the London Stock Exchange and have a nominal value of 20 20/21 US cents each. All Ordinary Shares are issued in registered form. As at March 31, 2026, the total number of outstanding Vodafone Ordinary Shares was 24,328,378,589.

As far as the Company is aware, there are no limitations imposed on the transfer, holding or voting of Vodafone Ordinary Shares other than those limitations that would generally apply to all of the Vodafone Shareholders, those that apply by law (e.g. due to insider dealing rules) or those that apply as a result of failure to comply with a notice under section 793 of the Companies Act 2006.

Item 9.A.6 Limitations or qualifications

No shareholder has any securities carrying special rights with regard to control of the Company. The Company is not aware of any agreements between holders of securities that may result in restrictions on the transfer of securities.

Item 9.A.7 Other rights

Not applicable.

Item 10.B.3 Shareholder rights

Dividend rights

Vodafone Shareholders may, by ordinary resolution, declare dividends but may not declare dividends in excess of the amount recommended by the Directors. The Board of Directors may also pay interim dividends. No dividend may be paid other than out of profits available for distribution. Dividends on Vodafone Ordinary Shares can be paid to Vodafone Shareholders in whatever country the Directors decide, using an appropriate exchange rate for any currency conversions which are required.

If a dividend has not been claimed for one year after the date of the resolution passed at a general meeting declaring that dividend or the resolution of the Directors providing for payment of that dividend, the Directors may invest the dividend or use it in some other way for the benefit of the Company until the dividend is claimed. If the dividend remains unclaimed for 12 years after the relevant resolution either declaring that dividend or providing for payment of that dividend it will be forfeited and belong to the Company.

Voting rights

At a general meeting of the Company, when voting on substantive resolutions (i.e. any resolution which is not a procedural resolution) each holder of a Vodafone Ordinary Share who is entitled to vote and is present in person or by proxy has one vote for every Vodafone Ordinary Share held (a poll vote). Procedural resolutions (such as a resolution to adjourn a general meeting or a resolution on the choice of Chairman of a general meeting) are decided on a show of hands, where each holder of Vodafone Ordinary Shares who is present at the meeting has one vote regardless of the number of Vodafone Ordinary Shares held, unless a poll is demanded. Shareholders entitled to vote at general meetings may appoint proxies who are entitled to vote, attend and speak at general meetings.

Two Vodafone Shareholders present in person or by proxy constitute a quorum for purposes of a general meeting of the Company.

Under English law, Vodafone Shareholders of a public company such as the Company are not permitted to pass resolutions by written consent.

Employees who hold Vodafone Ordinary Shares in a vested nominee share account are able to vote through the respective plan’s trustees. Note there is now a vested share account with Computershare (in respect of Vodafone Ordinary Shares arising from a SAYE exercise) and Equatex (MyShareBank).

Under the Company’s Articles of Association, a Director cannot vote in respect of any proposal in which the Director, or any person connected with the Director, has a material interest other than by virtue of the Director’s interest in the Company’s shares or other securities.

The voting rights of the Directors (Executive and Non-Executive) and employees of the Company who hold interests in the share capital of the Company are the same as for other holders of the class of share indicated. At each AGM, all Directors must offer themselves for re-election (unless they are retiring) in accordance with the Company’s Articles of Association and in the interests of good corporate governance.

Rights to share in the company’s profits

See “Item 10.B.3. Shareholder rights—Dividend rights” above.

Rights to share in any surplus in the event of liquidation

In the event of the liquidation of the Company, after payment of all liabilities and deductions in accordance with English law, the holders of the Company’s 7% cumulative fixed rate shares would be entitled to a sum equal to the capital paid up on such shares, together with certain dividend payments, in priority to holders of Vodafone Ordinary Shares.

Redemption provisions

Under its Articles of Association, the Company is authorized to reduce (or purchase shares in) its capital of any class or classes. Class rights are deemed not to have been varied by the creation or issue of new shares ranking equally with or subsequent to that class of shares in sharing in profits or assets of the Company or by a redemption or repurchase of the shares by the Company.

Sinking fund provisions

Not applicable.

Liability to further capital calls by the company

Under the Articles of Association, the directors can call on Vodafone Shareholders to pay any money which has not yet been paid to the Company for their Vodafone Ordinary Shares. This includes both the nominal value of the Vodafone Ordinary Shares and any premium which may be payable. The terms of issue of the Vodafone Ordinary Shares govern the procedure related to calls. A call is treated as having been made as soon as the directors pass a resolution authorizing it.

A Vodafone Shareholder who has received at least 14 days’ notice giving details of the amount of a capital call, the time (or times) and place or address for payment must pay the call as required by the notice. Joint shareholders are liable jointly and severally to pay any money called for in respect of their Vodafone Ordinary Shares. A Vodafone Shareholder due to pay the amount called shall still have to pay the call even if, after the call was made, they transfer the Vodafone Ordinary Shares to which the call related.

Any provision discriminating against any existing or prospective holder of the Ordinary Shares as a result of such shareholder owning a substantial number of shares

Not applicable.

Item 10.B.4. Changes to shareholder rights

If at any time the Company’s share capital is divided into different classes of shares, the rights attached to any class may be varied or abrogated by a special resolution, subject to the provisions of the Companies Act 2006, either with the consent in writing of the holders of three quarters in nominal value of the shares of that class or at a separate meeting of the holders of the shares of that class.

At every such separate meeting all of the provisions of the Articles of Association relating to proceedings at a general meeting apply, except that (i) the quorum is to be the number of persons (which must be at least two) who hold or represent by proxy not less than one third in nominal value of the issued shares of the class or, if such quorum is not present on an adjourned meeting, one person who holds shares of the class regardless of the number of shares he holds; (ii) any person present in person or by proxy may demand a poll; and (iii) each shareholder will have one vote per share held in that particular class in the event a poll is taken. Class rights are deemed not to have been varied by the creation or issue of new shares ranking equally with or subsequent to that class of shares in sharing in profits or assets of the Company or by a redemption or repurchase of the shares by the Company.

Item 10.B.6 Limitations

The Company’s constitutional documents place no limitations on the right to hold Vodafone Ordinary Shares.

There are no limitations on the right to hold or exercise voting rights on the Vodafone Ordinary Shares under English law.

Item 10.B.7 Change in control

The Company’s Articles of Association do not contain any provisions that would have the effect of delaying, deferring or preventing a change in control of the Company and that would operate only with respect to a merger, acquisition or corporate restructuring involving the Company (or any of its subsidiaries).

Item 10.B.8 Disclosure of shareholdings

There are no provisions in the Articles of Association whereby persons acquiring, holding or disposing of a certain percentage of the Company’s shares are required to make disclosure of their ownership percentage although such requirements exist under the Disclosure Guidance and Transparency Rules. Under these rules, the Company must disclose the holders of more than 3% of, or 3% of voting rights attributable to, the Company’s ordinary share capital of which it is made aware.

Item 10.B.9 Differences in the law

With respect to Items 10.B.2-10.B.8, there are no significant differences between the laws applicable to the Company and English law.

Item 10.B.10 Changes in capital

The requirements imposed by the Company’s Articles of Association governing changes in capital are not more stringent than is required by law.

Item 12.A Debt securities

Not applicable.

Item 12.B Warrants and Rights

Not applicable.

Item 12.C Other securities

Not applicable.

Vodafone American Depositary Shares

Item 12.D.1 Name and address of depositary

JPMorgan Chase Bank, N.A., having its principal office at 383 Madison Avenue, Floor 11, New York, New York 10179, has been appointed as the Depositary under the Deposit Agreement, dated as of February 15, 2022, among the Company, the Depositary and all holders from time to time of the Vodafone ADSs (“Vodafone ADS Holders”) issued thereunder.

12.D.2 Description of Vodafone ADSs

The following is a summary of the material provisions of the Deposit Agreement. For more complete information, you should read the Deposit Agreement in its entirety.

The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Vodafone ADSs and the rights and duties of the Depositary in respect of the Vodafone Ordinary Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Vodafone Ordinary Shares and held thereunder (the “Deposited Securities”). Each Vodafone ADS represents an ownership interest in ten Vodafone Ordinary Shares and is evidenced by an American depositary receipt (“Vodafone ADR”).

Voting of Vodafone ADSs

As soon as practicable after receipt of notice from the Company of any meeting of, or solicitation of consents or proxies from, Vodafone Shareholders underlying the Vodafone ADSs, and upon written request by the Company received by the Depositary at least 30 days before the vote or meeting, the Depositary will fix a record date for

Vodafone ADS Holders and arrange to deliver certain materials to Vodafone ADS Holders relating to the upcoming meeting or solicitation. The materials will contain:

•	such information as is contained in the notice of meeting or solicitation of consents or proxies received by the Depositary from the Company;

•	An ADR Proxy card in a form prepared by the Depositary

•

a statement that the Vodafone ADS Holders as of the close of business on a specified record date will be entitled, subject to any applicable law and the Company’s constituent documents , and the provisions of or governing the Vodafone Ordinary Shares (or any other securities, property or cash underlying the Vodafone ADS Holders’ Vodafone ADSs),

•	a statement as to the manner in which such instructions and notification may be given.

In lieu of distributing the materials received from the Company in connection with the meeting of, or solicitation of consents or proxies from, Vodafone Shareholders underlying the Vodafone ADSs, the Depositary may, to the extent not prohibited by applicable law, regulations or stock exchange requirements, distribute to the Vodafone ADS Holders a notice with instructions on how to retrieve or request such materials.

A Vodafone ADS Holder must hold Vodafone ADSs on the record date established by the Depositary in order to be eligible to give instructions for the exercise of voting rights at a meeting of shareholders. It is possible that the record date the Company uses for the exercise of voting rights on the Vodafone Ordinary Shares, on the one hand, and the record date used by the Depositary for the exercise of voting rights relating to the Vodafone Ordinary Shares underlying the Vodafone ADSs, on the other hand, may not be the same.

For voting instructions to be valid, the Depositary must receive them on or before the date specified in the materials delivered to Vodafone ADS Holders. The Depositary will, to the extent practicable, endeavor to vote or cause to be voted the underlying Vodafone Ordinary Shares in accordance with each Vodafone ADS Holder’s instructions. The Depositary will not vote the underlying Vodafone Ordinary Shares other than in accordance with the Vodafone ADS Holder’s instructions.

Persons who hold Vodafone ADSs through a brokerage account or otherwise serving in proxy will need to follow the procedures of their broker in order to give voting instructions to the Depositary.

In connection with a Vodafone Shareholders’ meeting, the Company and the Depositary will not be able to assure that Vodafone ADS Holders will receive the voting materials in time to ensure that such holders can either instruct the Depositary to vote the Vodafone Ordinary Shares underlying the Vodafone ADSs or withdraw the underlying Vodafone Ordinary Shares to vote them in person or by proxy. In addition, except as provided under applicable English law, the Depositary and its agents will not be responsible for failing to carry out voting instructions or for the manner in which any such vote is cast or the effect of any such vote.

The Depositary will have no obligation to take any action with respect to any meeting of, or solicitation of consents or proxies from, Vodafone Shareholders if such action would violate U.S. laws.

Neither the Depositary nor the Custodian will under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian will vote, attempt to exercise the right to vote, or in any way make use of the Vodafone Ordinary Shares (or any other securities, property or cash underlying the Vodafone ADS Holders’ Vodafone ADSs) for purposes of establishing a quorum or otherwise, except pursuant to and in accordance with written instructions from Vodafone ADS Holders or the provisions of the Deposit Agreement.

Dividends and Distributions

The Depositary will pay to Vodafone ADS Holders, as of a record date established by the Depositary under the terms of the Deposit Agreement, the cash dividends or other distributions it receives in respect of the Vodafone Ordinary Shares underlying such Vodafone ADS Holders’ Vodafone ADSs, after deducting its fees and expenses.

Vodafone ADS Holders will receive these distributions in proportion to the number of Vodafone Ordinary Shares represented by the Vodafone ADSs held by each of them.

Distributions in Cash

The Depositary will, as promptly as practicable, convert any cash dividend or distribution the Company pays on the Vodafone Ordinary Shares, other than any dividend or distribution paid in U.S. dollars, into U.S. dollars if it can effect such conversion and transfer the U.S. dollars to the United States on a practicable basis. At any time, the Depositary may, in its discretion, hold the excess amount of foreign currency uninvested as an additional cost of conversion and without liability for interest thereon for the respective accounts of the Vodafone ADS Holders. In the event that the Company or the Depositary is required to withhold and does withhold taxes or other governmental charges from such cash dividend or other cash distribution, the amount to be distributed to the Vodafone ADS Holders will be reduced accordingly. The Depositary will distribute only whole U.S. dollars and cents and will round any fractional amounts to the nearest whole cent.

Distributions in Shares

If any distribution consists of a dividend paid in, or a free distribution of, Vodafone Ordinary Shares, the Depositary may or will, if the Company so requests, distribute additional Vodafone ADSs representing any Vodafone Ordinary Shares that the Company so distributes as a dividend or free distribution, subject to the terms and conditions set forth in the Deposit Agreement. The Depositary will only distribute whole Vodafone ADSs. In lieu of delivering fractional Vodafone ADSs, the Depositary will sell the number of Vodafone Ordinary Shares represented by the aggregate of such fractions and distribute the net proceeds to the Vodafone ADS Holders entitled thereto. The Depositary may withhold the distribution of Vodafone ADSs if it has not received satisfactory assurances from the Company (including a legal opinion) that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act. If a distribution of additional Vodafone ADSs is withheld, the Depositary may sell all or part of such distribution in such amounts and in such manner as the Depositary deems necessary and practicable and distribute the net proceeds of any such sale (after deducting applicable taxes and/or governmental charges and fees and charges of, and expenses incurred by, the Depositary) to the Vodafone ADS Holders entitled thereto.

Elective Distributions in Cash or Shares

If the Company intends to make a distribution payable at the election of Vodafone Shareholders in cash or in additional Vodafone Ordinary Shares, the Depositary will, if the Company has timely requested that such elective distribution be made available to Vodafone ADS Holders, and if the Depositary has determined that such distribution is reasonably practicable and has received satisfactory legal opinions relating to such distribution, establish procedures to enable Vodafone ADS Holders to elect to receive the proposed dividend in cash or in additional Vodafone ADSs as described in the Deposit Agreement. If the conditions for an elective distribution are not satisfied, the Depositary will, to the extent permitted by law, distribute to Vodafone ADS Holders, on the basis of the same determination as is made in the local market in respect of Vodafone Ordinary Shares for which no election is made, either cash or additional Vodafone ADSs representing such additional Vodafone Ordinary Shares in the manner described in the Deposit Agreement. The Depositary will have no obligation to make any process available to Vodafone ADS Holders to receive the elective dividend in Vodafone Ordinary Shares rather than Vodafone ADSs. There can be no assurances that Vodafone ADS Holders will have the opportunity to receive elective distributions on the same terms as the holders of Vodafone Ordinary Shares.

Distribution of Rights to Receive Additional Shares

The Company agrees with the Depositary that neither the Company nor any company controlling, controlled by or under common control with the Company shall (a) issue (i) additional Shares, (ii) rights to subscribe for Shares, (iii) securities convertible into or exchangeable for Shares or (iv) rights to subscribe for any such securities or (b) deposit any Shares under this Deposit Agreement, except, in each case, under circumstances complying in all respects with the Securities Act of 1933. In support of the foregoing, at the reasonable request of the Depositary where it deems necessary, the Company will furnish the Depositary with legal opinions, in forms and from counsels reasonably acceptable to the Depositary, dealing with matters reasonably requested by the Depositary.

The Depositary will not knowingly accept for deposit hereunder any Shares required to be registered under the Securities Act of 1933 unless a registration statement is in effect and will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the requirements of the securities laws, rules and regulations in the United States. Distributions Other Than Cash, Shares or Rights

If the Company intends to distribute property other than cash, Vodafone Ordinary Shares or rights to purchase additional Vodafone Ordinary Shares, the Depositary will, if determined that such distribution is reasonably practicable, sell such securities. The distribution will be made net of applicable fees and charges of, and expenses incurred by a JP Morgan division, branch, or affiliate in connection with such sale. Depositary will endeavor to sell the property in a public or private sale, at such place or places and upon such terms as it may deem reasonably practicable. The proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes) will be distributed to Vodafone ADS Holders.

Reports and Other Communications

On or before the first date on which the Company makes any communication available to holders of Deposited Securities or any securities regulatory authority or stock exchange, by publication or otherwise, the Company will deliver a copy of such notice to the Depositary and the Custodian. The Company will arrange for translation into English, to the extent required pursuant to any regulations of the SECAt the Company’s request and expense, the Depositary will, as promptly as practicable, distribute copies of such notices to the Vodafone ADS Holders.

Books of Depositary

The Depositary will maintain at its principal office a register for the registration and transfer of Vodafone ADSs. Vodafone ADS Holders may inspect such records at such office at reasonable times, but solely for the purpose of communicating with other Vodafone ADS Holders in the interest of business matters relating to the Company, the Vodafone ADSs or the Deposit Agreement. Such register may be closed from time to time when deemed expedient by the Depositary in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. The Depositary will also maintain facilities to record and process the issuance, delivery, registration, transfer and surrender of Vodafone ADSs in accordance with the provisions of the Deposit Agreement.

Reclassifications, Recapitalizations and Mergers

The Depositary may, in its discretion, and shall if reasonably requested by the Company, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company. To the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company’s

Amendment and Termination of the Deposit Agreement

Amendments

The Company may agree with the Depositary to amend or restate the Deposit Agreement and the Vodafone ADRs without the consent of Vodafone ADS Holders in any respect which they may deem necessary or desirable. If the amendment or restatement imposes or increases fees or charges (except for taxes and governmental charges, registration fees, cable, telex or fax transmission costs, delivery costs or other such expenses) or otherwise prejudices any substantial existing right of Vodafone ADS Holders, it will only become effective 30 days after notice of such amendment or restatement has been given to Vodafone ADS Holders. Under the Deposit Agreement, notice of any amendment or restatement to the Deposit Agreement or any Vodafone ADR need not describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice will not render such notice invalid so long as, in each such case, the notice given to the Vodafone ADS Holders identifies a means for such holders to retrieve or receive the text of such amendment or restatement. At the time an amendment or restatement becomes effective, a Vodafone ADS Holder is considered, by continuing to hold Vodafone ADSs, to have agreed to the amendment or restatement and to be bound by the Deposit Agreement as amended. However, if any governmental body adopts new laws, rules or regulations requiring an amendment or restatement of the Deposit Agreement to comply therewith, the Company and the Depositary may amend the Deposit Agreement and any Vodafone ADRs, which amendment or restatement may become effective before a notice of such amendment or restatement is given to Vodafone ADS Holders. However, no amendment or restatement will impair a Vodafone ADS Holder’s right to receive the Vodafone Ordinary Shares (or any other securities, property or cash) underlying such holder’s Vodafone ADSs in exchange for such holder’s Vodafone ADSs, except in order to comply with applicable provisions of any mandatory laws.

Termination

The Deposit Agreement will be terminated by the Depositary if the Company asks it to do so, in which case the Depositary must notify Vodafone ADS Holders at least 30 days before termination. If at any time after 60 days have expired since (y) the Company has delivered a notice of removal to the Depositary, a successor depositary has not been appointed by the Company and accepted its appointment, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Vodafone ADS Holders then outstanding at least 30 days before termination. the Depositary may terminate the Deposit Agreement without notice to the Company, but subject to giving 30 days’ notice to the Holders, under the following circumstances: (i) in the event of the Company’s bankruptcy or insolvency, (ii) if the Shares cease to be listed on an internationally recognized stock exchange, (iii) if the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or share distribution representing a return of all or substantially all of the value of the Deposited Securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities. The Depositary shall endeavor to provide the Company with a courtesy copy of any termination notice provided to Holders under the immediately preceding sentence.

If any Vodafone ADSs remain outstanding after termination, (i) the Vodafone ADS Holders will be entitled to receive the underlying securities upon surrender of the Vodafone ADSs and payment of all fees, expenses, taxes and governmental charges, and (ii) the Depositary will stop registering the transfer of Vodafone ADSs, will stop distributing dividends to Vodafone ADS Holders, and will not give any further notices or do anything else under the Deposit Agreement other than:

•	collect dividends and distributions on the Vodafone Ordinary Shares (or any other securities, property or cash) underlying the Vodafone ADSs;

•	sell rights and other properties received in respect of Vodafone Ordinary Shares (or any other securities, property or cash) underlying the Vodafone ADSs as provided in the Deposit Agreement; and

•

deliver the Vodafone Ordinary Shares (or any other securities, property or cash) underlying the Vodafone ADSs, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for the Vodafone ADSs surrendered to the

Depositary (after deducting, in each case, the fee of the Depositary for the surrender of Vodafone ADSs, any expenses for the account of the Vodafone ADS Holder in accordance with the terms of the Deposit Agreement, and any applicable taxes or governmental charges).

At any time after six months from the date of termination of the Deposit Agreement, the Depositary may sell any remaining deposited Vodafone Ordinary Shares (or any other securities, property or cash) underlying Vodafone ADSs. After that, the Depositary will hold the money it received on the sale, as well as any cash it is holding under the Deposit Agreement, unsegregated for the pro rata benefit of the Vodafone ADS Holders that have not surrendered their Vodafone ADSs. The Depositary will not invest the money and has no liability for interest. After making such sale, the Depositary’s only obligations to Vodafone ADS Holders will be to account for the money and cash (net of all applicable fees, expenses, taxes and governmental charges payable by Vodafone ADS Holders under the terms of the Deposit Agreement). After termination, the Company’s only obligations will be with respect to indemnification of, and to pay specified amounts to, the Depositary. The obligations under the terms of the Deposit Agreement of Vodafone ADS Holders outstanding as of the termination date will survive the termination date and will be discharged only when the applicable Vodafone ADSs are presented by their Vodafone ADS Holders to the Depositary for cancellation and such Vodafone ADS Holder has satisfied all of its obligations under the terms of the Deposit Agreement.

Withdrawal and Cancellation

A Vodafone ADS Holder may withdraw the Vodafone Ordinary Shares (or any other securities, property or cash) underlying such holder’s Vodafone ADSs upon surrender of such holder’s Vodafone ADSs for such purpose to the Depositary. The Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder’s written order directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order (a “Withdrawal Order”). Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by SWIFT, cable, telex or facsimile transmission. Upon payment of the Depositary’s fees and of any taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of the Deposit Agreement, the Company’s constituent documents, any other provisions of or governing the Vodafone Ordinary Shares (or any other securities, property or cash underlying the holder’s Vodafone ADSs), and other applicable laws, any deposited Vodafone Ordinary Shares (or any other securities, property or cash) underlying such holder’s Vodafone ADSs that have been surrendered to the Depositary will be delivered, as promptly as practicable, to such Vodafone ADS Holder at the office of the Custodian or through book-entry delivery of the amount of Vodafone Ordinary Shares represented by the Vodafone ADSs surrendered to the Depositary, except that the Depositary may deliver any dividends or distributions, or the proceeds of any sales of dividends, distributions or rights, at the principal office of the Depositary.

Limitations on Obligations and Liability to ADS Holders

The Deposit Agreement expressly limits the obligations and liabilities of the Company, the Depositary and any custodian to the Vodafone ADS Holders. These limitations include, among other things, that the Company and the Depositary:

•	are obligated only to take the actions specifically set forth in the Deposit Agreement without gross negligence or willful misconduct;

•

have no obligation to become involved in a lawsuit or proceeding related to the Vodafone Ordinary Shares (or any other securities, property or cash) underlying the Vodafone ADSs or the Vodafone ADRs unless they are indemnified to their satisfaction;

•

are not liable for any consequential or punitive damages or any action or non-action by it in reliance upon any advice of or information from any legal counsel, accountants, any person depositing Vodafone

Ordinary Shares, any Vodafone ADS Holder or any other person whom they believe in good faith is competent to give them that advice or information;

•	may rely and will be protected in action upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties; and

•

are not liable to Holders or beneficial owners of Vodafone ADSs or third parties for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise.

In addition, the Company, the Depositary and their respective directors, officers, employees, agents or affiliates are not liable to any holder or beneficial owner of Vodafone ADSs:

•

if the Depositary or the Company is prevented, delayed or forbidden from, or is subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Vodafone Ordinary Shares (or any other securities, property or cash underlying the Vodafone ADSs) it is provided will be done or performed by reason of any provision of any present or future law or regulation of the U.S. or any other country, or of any governmental or regulatory authority or stock exchange or inter-dealer quotation system, or by reason of any provision, present or future, of the Articles of Association, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control;

•	by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement; or

•

for the inability of any holder or beneficial owner of Vodafone ADSs to benefit from any distribution, offering, right or other benefit which is made available to Vodafone Shareholders (or of any other securities, property or cash underlying the Vodafone ADSs) but is not, under the terms of the Deposit Agreement, made available to ADS Holders or beneficial owners of Vodafone ADSs.

Additionally, the Depositary will not be liable for, among other things:

•

any acts or omissions made by a predecessor or successor depositary, so long as the Depositary performed its obligations without gross negligence or willful misconduct while it acted as the Depositary;

•	any acts or omissions of any securities depository, clearing agency or settlement system in connection with book-entry settlement of Vodafone Ordinary Shares or otherwise;

•

any failure to carry out any instructions to vote any of the Vodafone Ordinary Shares represented by the Vodafone ADSs, or for the manner in which any such vote is cast, if such action or non-action is in good faith, or for the effect of any such vote;

•	the Depositary’s failure to determine that any distribution or action is lawful or reasonably practicable if such determination of practicability is made without bad faith;

•	the content of any information received from the Company for distribution to the Vodafone ADS Holders or any inaccuracy of any translation thereof;

•	any investment risk associated with acquiring an interest in, or the validity of worth of, the Vodafone Ordinary Shares (or any other securities, property or cash underlying Vodafone ADSs);

•	any tax consequences that may result from the ownership of Vodafone ADSs, Vodafone Ordinary Shares or any other securities, property or cash underlying Vodafone ADSs;

•	the credit-worthiness of any third party;

•	allowing any rights to lapse in accordance with the terms of the Deposit Agreement;

•	the failure or timeliness of any notice from the Company; or

•	any action of or failure to act by, or any information provided or not provided by, the Depository Trust Company (“DTC”) or any DTC participant.

Debt Securities

Each series of notes listed on the NASDAQ Stock Market LLC and set forth on the cover page to Vodafone’s annual report on Form 20-F for the year ended March 31, 2026 has been issued by Vodafone Group Plc (collectively, the “Debt Securities”). Each of these series of Debt Securities were issued pursuant to an effective registration statement and a related prospectus and prospectus supplement (if applicable) setting forth the terms of the relevant series of notes.

The following table sets forth the aggregate principal amount outstanding, date of issuance and file number of the registration statements for each relevant series of Debt Securities. The 6.250% Notes due November 2032, 6.150% Notes due February 2037, 5.000% Notes due 30 May 2038, 4.375% Notes due February 2043, 5.250% Notes due 30 May 2048, 4.875% Notes due 19 June 2049, 4.250% Notes due 17 September 2050, 5.625% Notes due 10 February 2053, 5.75% Notes due 28 June 2054, 5.125% Notes due 19 June 2059,5.750% Notes due 10 February 2063, and 5.875% Notes due 28 June 2064 are collectively defined as, the “Notes.” The NC5.25 Capital Securities due 2081, NC10 Capital Securities due 2081, and NC30 Capital Securities due 2081 are collectively defined as, the “2081 Capital Securities.” The Capital Securities due April 2079 and the 2081 Capital Securities are collectively defined as, the “Capital Securities.”

Series	Aggregate Principal Amount Outstanding	Date of Issuance	Registration Statement File No.
6.250% Notes due November 2032	495,000,000	November 30, 2002	333-10762
6.150% Notes due February 2037		February 27, 2007	333-110941
	1,260,000,000	October 24, 2007	333-144978
5.000% Notes due 30 May 2038	582,456,000	May 30, 2018	333-219583
4.375% Notes due February 2043	703,533,000	February 19, 2013	333-168347
5.250% Notes due 30 May 2048	1,257,855,000	May 30, 2018	333-219583
4.875% Notes due 19 June 2049	1,182,100,000	June 19, 2019	333-219583
4.250% Notes due 17 September 2050	826,327,000	September 17, 2019	333-219583
5.625% Notes due 10 February 2053	700,000,000	February 10, 2023	333-240163
5.75% Notes due 28 June 2054	2,000,000,000	June 28, 2024	333-273441
5.125% Notes due 19 June 2059	302,986,000	June 19, 2019	333-219583
5.750% Notes due 10 February 2063	500,000,000	February 10, 2023	333-240163
5.875% Notes due 28 June 2064	1,000,000,000	June 28, 2024	333-273441
Capital Securities due April 2079	2,000,000,000	April 4, 2019	333-219583
NC5.25 Capital Securities due 2081	147,173,000	June 4, 2021	333-240163
NC10 Capital Securities due 2081	1,000,000,000	June 4, 2021	333-240163
NC30 Capital Securities due 2081	950,000,000	June 4, 2021	333-240163

Descriptions of the Debt Securities

The summary set out below of the general terms and provisions of the Debt Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the definitions and provisions of the Indenture (as defined below) and the form of the instrument representing each series of Debt Securities. Certain terms, unless otherwise defined herein, have the meaning given to them in the Indenture. All references to the “Indenture” are to the indenture, dated as of February 10, 2000, between the Company and Citibank, N.A., as Trustee, including forms of debt securities. The Bank of New York Mellon became the successor trustee (the

“Trustee”) to Citibank, N.A. pursuant to an Agreement of Resignation, Appointment and Acceptance, dated as of July 24, 2007, by and among the Company, The Bank of New York Mellon and Citibank, N.A.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, any debt securities, including the Debt Securities, are governed by an indenture. The Indenture is a contract entered into between the Company and The Bank of New York Mellon, which acts as trustee.

The Trustee has two main roles:

•	First, the Trustee can enforce your rights against the Company if it defaults, although there are some limitations on the extent to which the Trustee acts on your behalf that are described below; and

•	Second, the Trustee performs administrative duties for the Company, such as sending interest payments and notices to you and transferring your Debt Securities to a new buyer if you sell.

The Indenture and its associated documents contain the full legal text of the matters described in this section. New York law governs the Indenture and the Notes, except for certain events of default described in the Indenture, which are governed by English law. The Company has filed a copy of the Indenture with the SEC as an exhibit to its registration statement.

Section references below refer to sections of the Indenture.

Descriptions of the Notes

6.250% Notes due November 2032

The following terms are applicable to the 6.250% Notes due November 2032:

•	Title: 6.250% Notes due November 2032.

•	Total principal amount outstanding: $495,000,000.

•	Notes: $495,000,000 principal amount of 6.25% Notes due 2032.

•	Issue Date: November 30, 2002.

•	Maturity: The Company will repay the 6.250% Notes due 2032at 100% of their principal amount plus accrued interest on November 30, 2032.

•	Interest payment dates: Semi-annually on May 30 and November 30.

•	First interest payment date: May 30, 2003.

•

Optional make-whole redemption: The Company has the right to redeem the 6.250% Notes due 2032, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the 6.250% Notes due November 2032 plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 6.250% Notes due 2032 (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 20 basis points, plus accrued interest to the date of redemption.

6.150% Notes due February 2037

The following terms are applicable to the 6.150% Notes due February 2037:

•	Title: 6.150% Notes due February 2037.

•	Total principal amount outstanding: $1,260,000,000.

•	Issue date: February 27, 2007.

•	Maturity date: The Company will repay the 6.150% Notes due February 2037 on February 27, 2037 at 100% of their principal amount plus accrued interest.

•	Interest rate: 6.150% per annum.

•

Interest payment dates: Semi-annually on February 27 and August 27 of each year, commencing August 27, 2007, up to and including the maturity date for the 6.150% Notes due February 2037, subject to the applicable business day convention.

•	Business day convention: Following.

•	Day count fraction: 30/360

•

Optional make-whole redemption: The Company has the right to redeem the 6.150% Notes due February 2037, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such 6.150% Notes due February 2037 plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such 6.150% Notes due February 2037 (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-daymonths) at the adjusted treasury rate, plus 25 basis points, together with accrued interest to the date of redemption.

5.000% Notes due May 2038

The following terms are applicable to the 5.000% Notes due May 2038:

•	Title: 5.000% Notes due May 2038.

•	Total principal amount outstanding: $582,456,000

•	Issue date: May 30, 2018.

•	Maturity date: The Company will repay the 5.000% Notes due May 2038 on May 30, 2038 at 100% of their principal amount, plus accrued and unpaid interest.

•	Interest rate: 5.000% per annum.

•

Interest payment dates: Semi-annually on May 30 and November 30 of each year, commencing November 30, 2018 up to and including the maturity date for the 5.000% Notes due May 2038, subject to the applicable business day convention.

•	Business day convention: Following, Unadjusted.

•	Day count fraction: 30/360

•

Optional make-whole redemption: The Company has the right to redeem the 5.000% Notes due May 2038, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such 5.000% Notes due May 2038plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such 5.000% Notes due May 2038 (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 30 basis points.

•

Redemption or Repurchase Following a Change of Control: If a Change of Control Put Event occurs, then the holder of a 5.000% Note due May 2038 will have the option to require the Company to redeem or, at the Company’s option, purchase (or procure the purchase of) such 5.000% Note due May 2038 at an optional redemption amount equal to 101% of the aggregate principal amount of such 5.000% Note due May 2038, plus accrued and unpaid interest on such 5.000% Note due May 2038 to the date of redemption.

4.375% Notes due February 2043

The following terms are applicable to the 4.375% Notes due February 2043:

•	Title: 4.375% Notes due February 2043.

•	Total principal amount outstanding: $703,533,000.

•	Issue date: February 19, 2013.

•	Maturity date: The Company will repay the 4.375% Notes due February 2043 on February 19, 2043 at 100% of their principal amount plus accrued and unpaid interest.

•	Interest rate: 4.375% annum.

•

Interest payment dates: Semi-annually on February 19 and August 19 of each year, commencing August 19, 2013 up to and including the maturity date for the 4.375% Notes due February 2043, subject to the applicable business day convention.

•	Business day convention: Following, Unadjusted.

•

Optional make-whole redemption: The Company has the right to redeem the 4.375% Notes due February 2043, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such 4.375% Notes due February 2043 plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such 4.375% Notes due February 2043 (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 20 basis points.

5.250% Notes due May 2048

The following terms are applicable to the 5.250% Notes due May 2048:

•	Title: 5.250% Notes due May 2048.

•	Total principal amount outstanding: $1,257,855,000.

•	Issue date: May 30, 2018.

•	Maturity date: The Company will repay the 5.250% Notes due May 2048 on May 30, 2048 at 100% of their principal amount, plus accrued and unpaid interest.

•	Interest rate: 5.250% per annum.

•

Interest payment dates: Semi-annually on May 30 and November 30 of each year, commencing November 30, 2018 up to and including the maturity date for the 5.250% Notes due May 2048, subject to the applicable business day convention.

•	Business day convention: Following, Unadjusted.

•	Day count fraction: 30/360

•

Optional make-whole redemption: The Company has the right to redeem the 5.250% Notes due May 2048, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such 5.250% Notes due May 2048 plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such 5.250% Notes due May 2048 (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 35 basis points.

•

Redemption or Repurchase Following a Change of Control: If a Change of Control Put Event occurs, then the holder of a 5.250% Note due May 2048 will have the option to require the Company to redeem or, at the Company’s option, purchase (or procure the purchase of) such 5.250% Note due May 2048 at an optional redemption amount equal to 101% of the aggregate principal amount of such Note, plus accrued and unpaid interest on such Note to the date of redemption.,

4.875% Notes due June 2049

The following terms are applicable to the 4.875% Notes due June 2049:

•	Title: 4.875% Notes due June 2049.

•	Total principal amount outstanding: $1,182,100,000.

•	Issue date: June 19, 2019.

•	Maturity date: The Company will repay the 4.875% Notes due June 2049 on June 19, 2049 at 100% of their principal amount, plus accrued and unpaid interest.

•	Interest rate: 4.875% per annum.

•

Interest payment dates: Semi-annually on June 19 and December 19 of each year, commencing December 19, 2019 up to and including the maturity date for the 4.875% Notes due June 2049, subject to the applicable business day convention.

•	Business day convention: Following, Unadjusted.

•	Day count fraction: 30/360

•

Optional make-whole redemption: The Company has the right to redeem the 4.875% Notes due June 2049, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such 4.875% Notes due June 2049 plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such 4.875% Notes due June 2049 (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 40 basis points.

•

Redemption or Repurchase Following a Change of Control: If a Change of Control Put Event occurs, then the holder of a 4.875% Note due 19 June 2049 will have the option to require the Company to redeem or, at the Company’s option, purchase (or procure the purchase of) such 4.875% Note due 19 June 2049 at an optional redemption amount equal to 101% of the aggregate principal amount of such 4.875% Note due 19 June 2049, plus accrued and unpaid interest on such 4.875% Note due 19 June 2049 to the date of redemption.

4.250% Notes due 17 September 2050

The following terms are applicable to the 4.250% Notes due 17 September 2050.

•	Title: 4.250% Notes due 17 September 2050.

•	Total principal amount outstanding: $826,327,000.

•	Issue Date: September 17, 2019.

•	Maturity Date: The Company will repay the 4.250% Notes due 17 September 2050 on September 17, 2050 at 100% of their principal amount, plus accrued and unpaid interest.

•	Interest Rate: 4.25% per annum.

•

Interest Payment Dates: Semi-annually on March 17 and September 17 of each year, commencing March 17, 2020 up to and including the maturity date for the 4.250% Notes due 17 September 2050, subject to the applicable business day convention.

•

Optional Make-Whole Redemption: The Company has the right to redeem the 4.250% Notes due 17 September 2050, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such 4.250% Notes due 17 September 2050, plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such 4.250% Notes due 17 September 2050 (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 35 basis points.

•

Redemption or Repurchase Following a Change of Control: If a Change of Control Put Event occurs, then the holder of a 4.250% Note due 17 September 2050 will have the option to require the Company to redeem or, at the Company’s option, purchase (or procure the purchase of) such 4.250% Note due 17 September 2050 at an optional redemption amount equal to 101% of the aggregate principal amount of such 4.250% Note due 17 September 2050, plus accrued and unpaid interest on such 4.250% Note due 17 September 2050 to the date of redemption.

5.625% Notes due February 2053

The following terms are applicable to the 5.625% Notes due February 2053.

•	Title: 5.125% Notes due February 2053.

•	Total principal amount outstanding: $700,000,000.

•	Issue date: February 10, 2023.

•	Maturity date: The Company will repay the 5.625% Notes due February 2053 on February 10, 2023 at 100% of their principal amount, plus accrued and unpaid interest.

•	Interest rate: 5.625% per annum.

•

Interest payment dates: Semi-annually on February 10 and September 10 of each year, commencing September 10, 2023 up to and including the maturity date for the 5.625% Notes due February 2053, subject to the applicable business day convention.

•

Optional make-whole redemption: The Company has the right to redeem the 5.625% Notes due February 2053, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such 5.625% Note due February 2053 plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such 5.625% Note due February 2053 (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 30 basis points.

•

Redemption or Repurchase Following a Change of Control: If a Change of Control Put Event occurs, then the holder of a 5.625% Note due February 2053 will have the option to require the Company to redeem or, at the Company’s option, purchase (or procure the purchase of) such 5.625% Note due February 2053 at an optional redemption amount equal to 101% of the aggregate principal amount of such 5.625% Note due February 2053, plus accrued and unpaid interest on such 5.625% Note due February 2053 to the date of redemption.

5.750% Notes due June 2054

The following terms are applicable to the 5.750% Notes due June 2054.

•	Title: 5.750% Notes due June 2054.

•	Total principal amount outstanding: $2,000,000,000.

•	Issue date: June 28, 2024.

•	Maturity date: The Company will repay the 5.750% Notes due June 2054 on June 28, 2054 at 100% of their principal amount, plus accrued and unpaid interest.

•	Interest rate: 5.750% per annum.

•

Interest payment dates: Semi-annually on June 28 and December 28 of each year, commencing December 28, 2024 up to and including the maturity date for the 5.750% Notes due June 2054, subject to the applicable business day convention.

•

Optional make-whole redemption: The Company has the right to redeem the 5.750% Notes due June 2054, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such 5.750% Note due June 2054 plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such 5.750% Note due June 2054 (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 25 basis points.

•

Redemption or Repurchase Following a Change of Control: If a Change of Control Put Event occurs, then the holder of a 5.750% Note due June 2054 will have the option to require the Company to redeem or, at the Company’s option, purchase (or procure the purchase of) such 5.750% Note due June 2054 at an optional redemption amount equal to 101% of the aggregate principal amount of such 5.750% Note due June 2054, plus accrued and unpaid interest on such 5.750% Note due June 2054 to the date of redemption.

5.125% Notes due June 2059

The following terms are applicable to the 5.125% Notes due June 2059.

•	Title: 5.125% Notes due June 2059.

•	Total principal amount outstanding: $826,327,000.

•	Issue date: June 19, 2019.

•	Maturity date: The Company will repay the 5.125% Notes due June 2059 on June 19, 2059 at 100% of their principal amount, plus accrued and unpaid interest.

•	Interest rate: 5.125% per annum.

•

Interest payment dates: Semi-annually on June 19 and December 19 of each year, commencing December 19, 2019 up to and including the maturity date for the 5.125% Notes due June 2059, subject to the applicable business day convention.

•

Optional make-whole redemption: The Company has the right to redeem the 5.125% Notes due June 2059, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such 5.125% Notes due June 2059 plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such 5.125% Notes due June 2059 (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 40 basis points.

•

Redemption or Repurchase Following a Change of Control: If a Change of Control Put Event occurs, then the holder of a 5.125% Note due June 2059 will have the option to require the Company to redeem or, at the Company’s option, purchase (or procure the purchase of) such 5.125% Note due June 2058 at an optional redemption amount equal to 101% of the aggregate principal amount of such 5.125% Note due June 2059, plus accrued and unpaid interest on such 5.125% Note due June 2059 to the date of redemption.

5.750% Notes due February 2063

The following terms are applicable to the 5.750% Notes due February 2063.

•	Title: 5.750% Notes due February 2063.

•	Total principal amount outstanding: $500,000,000.

•	Issue date: February 10, 2023.

•	Maturity date: The Company will repay the 5.750% Notes due February 2063 on February 10, 2063 at

100% of their principal amount, plus accrued and unpaid interest.

•	Interest rate: 5.750% per annum.

•

Interest payment dates: Semi-annually on February 10 and September 10 of each year, commencing September 10, 2023 up to and including the maturity date for the 5.750% Notes due February 2063, subject to the applicable business day convention.

•

Optional make-whole redemption: The Company has the right to redeem the 5.750% Notes due February 2063, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such 5.750% Note due February 2063 plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such 5.750% Note due February 2063 (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 35 basis points.

•

Redemption or Repurchase Following a Change of Control: If a Change of Control Put Event occurs, then the holder of a 5.750% Note due February 2063 will have the option to require the Company to redeem or, at the Company’s option, purchase (or procure the purchase of) such 5.750% Note due February 2063 at an optional redemption amount equal to 101% of the aggregate principal amount of such 5.750% Note due February 2063, plus accrued and unpaid interest on such 5.750% Note due February 2063 to the date of Redemption.

5.875% Notes due June 2064

The following terms are applicable to the 5.875% Notes due June 2064.

•	Title: 5.875% Notes due June 2064.

•	Total principal amount outstanding: $1,000,000,000.

•	Issue date: June 28, 2024.

•	Maturity date: The Company will repay the 5.875% Notes due June 2064 on June 28, 2064 at 100% of their principal amount, plus accrued and unpaid interest.

•	Interest rate: 5.875% per annum.

•

Interest payment dates: Semi-annually on June 28 and December 28 of each year, commencing December 28, 2024 up to and including the maturity date for the 5.875% Notes due June 2064, subject to the applicable business day convention.

•

Optional make-whole redemption: The Company has the right to redeem the 5.875% Notes due June 2064, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such 5.875% Note due June 2064 plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such 5.875% Note due June 2064 (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 25 basis points.

•

Redemption or Repurchase Following a Change of Control: If a Change of Control Put Event occurs, then the holder of a 5.875% Note due June 2064 will have the option to require the Company to redeem or, at the Company’s option, purchase (or procure the purchase of) such 5.875% Note due June 2064 at an optional redemption amount equal to 101% of the aggregate principal amount of such 5.875% Note due June 2064, plus accrued and unpaid interest on such 5.875% Note due June 2064 to the date of redemption.

Other Terms Applicable to All Notes

The following terms are applicable to all Notes.

•	Guarantee: None.

•	Denomination: The Notes are issued, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000.

•

Regular record dates for interest: With respect to each interest payment date, the regular record date for interest on Notes in registered form is the close of business on the Clearing System Business Day prior to the date for payment, where “Clearing System Business Day” means Monday to Friday, inclusive, except December 25 and January 1. The regular record date for interest on Notes that are represented by physical certificates is the date that is 15 calendar days prior to such date, whether or not such date is a business day.

•

Payment of additional amounts: The Company intends to make all payments on the Notes without deducting United Kingdom (“U.K.”) withholding taxes. If any deduction is required on payments to non- U.K. investors, the Company will pay additional amounts on those payments.

•

Optional Tax Redemption: The Company may redeem the Notes before they mature if the Company is obligated to pay additional amounts due to changes on or after the date of the final term sheet in U.K. withholding tax requirements, a merger or consolidation with another entity or a sale or lease of substantially all its assets and other limited circumstances. In that event, the Company may redeem the Notes in whole but not in part on any interest payment date, at a price equal to 100% of their principal amount plus accrued interest to the date fixed for redemption.

•

Ranking: The Notes rank equally with all present and future unsecured and unsubordinated indebtedness of the Company. Because the Company is a holding company, the Notes effectively rank junior to any indebtedness or other liabilities of its subsidiaries.

•	Business Days: For Notes which are fixed rate notes, New York; for Notes which are floating rate notes, London and New York.

•	Business Day Convention:

•	For Notes which are fixed rate notes: Following, Unadjusted.

•	For Notes which are floating rate notes: Modified, Following.

•	Day Count Fraction:

•	For Notes which are fixed rate notes: 30/360.

•	For Notes which are floating rate notes: Actual/360 (ISDA).

•

Trading through DTC (as defined below), Clearstream, Luxembourg and Euroclear: The Company understands that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

•

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

•

The Company understands that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

•	Name of depositary: The Depositary Trust Company, commonly referred to as “DTC”.

•	Sinking fund: There is no sinking fund.

•	Trustee, Calculation Agent and Principal Paying Agent: The Bank of New York Mellon.

•	Governing law and jurisdiction: New York law governs the Indenture and the Notes, except for certain events of default described in the Indenture, which are governed by English law.

•

Adjusted treasury rate: “Adjusted treasury rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

•

“Comparable treasury issue” means the U.S. Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of such Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of such Notes.

•	“Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date.

•	“Quotation agent” means the reference treasury dealer appointed by the Trustee after consultation with the Company.

•	“Reference treasury dealer” means any primary U.S. government securities dealer in New York City selected by the Trustee after consultation with the Company.

•

“Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the comparable treasury issue (expressed as a percentage of its principal amount) quoted in writing to the Trustee by such reference treasury dealer at 5:00 p.m. Eastern Standard Time on the third business day preceding such redemption date.

Additional Mechanics Exchange and Transfer

You may have your Notes broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. (Section 305)

In the case of registered Notes, you may exchange or transfer your registered Notes at the office of the Trustee. The Trustee acts as its agent for registering Notes in the names of holders and transferring registered Notes. The Company may change this appointment to another entity or perform the service itself. The entity performing the role of maintaining the list of registered holders is called the “security registrar”. It will also register transfers of the registered Notes. However, you may not exchange registered Notes for bearer Notes. (Section 305)

You will not be required to pay a service charge to exchange or transfer Notes, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The exchange or transfer of a registered Note will only be made if the security registrar is satisfied with your proof of ownership.

If the Company designates additional transfer agents, they will be named in the applicable prospectus supplement. The Company may cancel the designation of any particular transfer agent. The Company may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the Notes are redeemable and the Company redeems less than all of the Notes of a particular series, the Company may block the exchange or transfer of the Notes in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day the Company mail the notice of redemption and ending on the day of that mailing. The Company may also refuse to register exchanges or transfers of the Notes selected for redemption. However, the Company will continue to permit exchanges and transfers of the unredeemed portion of any Note being partially redeemed. (Section 305)

Payment and Paying Agents

If your Notes are in registered form, the Company will pay interest to you if you are a direct holder listed in the Trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually the Clearing System Business Day immediately prior to the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. (Section 307)

The Company will pay interest, principal and any other money due on the registered Notes at the corporate trust office of the Trustee in New York City. That office is currently located at 101 Barclay Street, 7E, New York, NY 10286.

Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling the Notes must work out between them how to compensate for the fact that the Company will pay all the interest for an interest period to, in the case of registered Notes, the one who is the registered holder on the regular record date or, in the case of bearer Notes, to the bearer. The most common manner is to adjust the sales price of the Notes to pro rate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest”. The paying agent for a particular series will be set forth in the prospectus supplement establishing that series.

Notices

The Company and the Trustee will send notices only to direct holders, using their addresses as listed in the Trustee’s records. (Sections 101 and 106)

Regardless of who acts as paying agent, all money that the Company pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us upon its request. After that two-year period, direct holders may look only to us for payment and not to the Trustee, any other paying agent or anyone else. (Section 1003)

Special Situations

Mergers and Similar Events

The Company is generally permitted to consolidate or merge with another entity. The Company is also permitted to sell or lease substantially all of its assets to another entity or to buy or lease substantially all of the assets of another entity. No vote by holders of the Notes approving any of these actions is required, unless as part of the transaction the Company makes changes to the Indenture requiring your approval, as described later under “— Modification and Waiver”. The Company may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. The Company may take these actions even if they result in:

•	a lower credit rating being assigned to the Notes; or

•	additional amounts becoming payable in respect of withholding tax, and the Notes thus being subject to redemption at its option, as described below under “—Optional Tax Redemption”.

•

The Company has no obligation under the Indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the Indenture. However, the Company may not take any of these actions unless all the following conditions are met:

•

If the Company merges out of existence or sell or lease its assets, the other entity must assume its obligations on the Notes and under the Indenture, including the obligation to pay the additional amounts described under “—Payment of Additional Amounts”. This assumption may be by way of a full and unconditional guarantee in the case of a sale or lease of substantially all of its assets.

•

If such other entity is organized under the laws of a country other than the United States or England and Wales, it must indemnify you against any governmental charge or other cost resulting from the transaction.

•

The Company must not be in default on the Notes immediately prior to such action and such action must not cause a default. A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

•

If the Company sells or leases substantially all of its assets and the entity to which the Company sells or leases such assets guarantees its obligations, that entity must execute a supplement to the Indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the Indenture. Furthermore, in this case, the Trustee must receive an opinion of counsel stating that the entity’s guarantees are valid, that certain registration requirements applicable to the guarantees have been fulfilled and that the supplemental indenture complies with the Trust Indenture Act of 1939. The entity that guarantees its obligations must also deliver certain certificates and other documents to the Trustee.

•	The Company must deliver certain certificates and other documents to the Trustee.

•	The Company must satisfy any other requirements specified in the prospectus supplement. (Section 801)

It is possible that the United States Internal Revenue Service may deem a merger or other similar transaction to cause for U.S. federal income tax purposes an exchange of debt securities for new securities by the holders of the

Notes. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

Modification and Waiver

There are three types of changes the Company can make to the Indenture and the Notes.

Changes Requiring Approval of Each Holder. First, there are changes that cannot be made to the Notes without the approval of each holder. These are the following types of changes:

•	change the stated maturity of the principal or interest on a Note;

•	reduce any amounts due on a Note;

•	change any obligation to pay the additional amounts described under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a Note following a default;

•	change the place or currency of payment on a Note;

•	impair any of the conversion rights of the Notes;

•	impair your right to sue for payment or conversion;

•	reduce the percentage of holders of the Notes whose consent is needed to modify or amend the Indenture;

•	reduce the percentage of holders of the Notes whose consent is needed to waive compliance with various provisions of the Indenture or to waive specified defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the Indenture. (Section 902)

•

Changes Requiring a Majority Vote. The second type of change to the Indenture and the Notes is the kind that requires a vote of approval by the holders of the Notes which together represent a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the Notes in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, the Company cannot obtain a waiver of a payment default or any other aspect of the Indenture or the Notes listed in the first category described above under “—Changes Requiring Approval of Each Holder” unless the Company obtains your individual consent to the waiver. (Section 513)

Changes Not Requiring Approval. The third type of change does not require any vote by holders of the Notes. This type is limited to clarifications, amendments, supplements and other changes that would not adversely affect holders of the Notes in any material respect. (Section 901)

Further Details Concerning Voting. When taking a vote, the Company will use the following rules to decide how much principal amount to attribute to a security:

•

For original issue discount securities, the Company will use the principal amount that would be due and payable on the voting date if the maturity of the Notes were accelerated to that date because of a default.

•

For Notes whose principal amount is not known (for example, because it is based on an index), the Company will use a special rule for that security described in the prospectus supplement for that Note.

•	For Notes denominated in one or more foreign currencies, currency units or composite currencies, the Company will use the

U.S. dollar equivalent as of the date on which such Notes were originally issued.

The Notes will not be considered outstanding, and therefore will not be eligible to vote, if the Company has deposited or set aside in trust for your money for their payment or redemption. The Notes will also not be eligible to vote if they have been fully defeased as described under “—Defeasance and Discharge”. (Section 101) The Company will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding Notes that are entitled to vote or take other action under the Indenture. In limited circumstances, the Trustee will be entitled to set a record date for action by holders. If the Company or the Trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding Notes of that series on the record date and must be taken within 180 days following the record date or another period that the Company or, if it sets the record date, the Trustee may specify. The Company may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your Note will not be entitled to the benefit of any sinking fund - that is, the Company will not deposit money on a regular basis into any separate custodial account to repay your Notes. In addition, the Company will not be entitled to redeem your Note before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require the Company to buy your Note from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your Note or by reference to one or more formulae used to determine the redemption price(s). It may also specify one or more redemption periods during which the redemption prices relating to a redemption of the Notes during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, the Company may redeem your Note at its option at any time on or after that date. If the Company redeems your Note, the Company will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price the Company pays will be the price that applies to the redemption period during which your Note is redeemed.

If your prospectus supplement specifies a repayment date, your Note will be repayable by us at your option on the specified repayment date(s) at the specified repayment price(s), together with interest accrued to the repayment date.

In the event that the Company exercise an option to redeem any Note, the Company will give to the holder written notice of the principal amount of the Note to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. The Company will give the notice in the manner described under “— Notices”.

If a Note represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

In the event that the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-l under the Securities Exchange Act of 1934, the Company will comply with Rule 14e-l as then in effect to the extent it is applicable to us and the transaction. The Company or its affiliates may purchase the Notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. The Notes that the Company or they purchase may, in its discretion, be held, resold or cancelled.

Payment of Additional Amounts

The government of any jurisdiction in which the Company is incorporated may require it to withhold amounts from payments on the principal or any premium or interest on a Note for taxes or any other governmental charges. If the jurisdiction requires a withholding of this type, the Company may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding.

The Company will not have to pay additional amounts under any of the following circumstances:

•	The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

•

The withholding is imposed only because the holder was or is connected to the taxing jurisdiction or, if the holder is not an individual, the tax or governmental charge was imposed because a fiduciary, settlor, beneficiary, member or shareholder of the holder or a party possessing a power over a holder that is an estate or trust was or is connected to the taxing jurisdiction.

These connections include those where the holder or related party:

•	is or has been a citizen or resident of the jurisdiction;

•	is or has been engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.

•	The withholding is imposed due to the presentation of a Note, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

•	The withholding is imposed due to the presentation of a Note for payment in the United Kingdom.

•	The withholding is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The withholding is for a tax or governmental charge that is payable in a manner that does not involve withholding.

•

The withholding is imposed or withheld because the holder or beneficial owner failed to comply with any of its requests for the following that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such withholding:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner; or

•	to make a declaration or satisfy any information requirements.

•

The holder is a fiduciary or partnership or other entity that is not the sole beneficial owner of the payment in respect of which the withholding is imposed, and the laws of the taxing jurisdiction require the payment to be included in the income of a beneficiary or settlor of such fiduciary or a member of such partnership or another beneficial owner who would not have been entitled to such additional amounts had it been the holder of such debt security.

•	With respect to Notes originally issued in bearer form, the payment relates to a Note that is in physical form. However, this exception only applies if:

•	the Note in physical form was issued at the holder’s request following an event of default; and

•	the Company have not issued physical certificates for the entire principal amount of such series of Notes.

•

The withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive.

•	The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its Notes to another paying agent.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to us is organized. The prospectus supplement relating to the Notes may describe additional circumstances in which the Company would not be required to pay additional amounts. (Sections 205, 802 and 1004)

Optional Tax Redemption

The Company may have the option to redeem, in whole but not in part, the Notes in the three situations described below. In such cases, the redemption price for Notes (other than original issue discount Notes) will be equal to the principal amount of the Notes being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount Notes will be specified in the prospectus supplement for such securities. Furthermore, the Company must give you between 30- and 60-days’ notice before redeeming the Notes.

Defeasance and Discharge

Except for various obligations described below, the Company can legally release itself from any payment or other obligations on the Notes (called “full defeasance”) if it, in addition to other actions, put in place the following arrangements for you to be repaid:

•

The Company must deposit in trust for your benefit and the benefit of all other direct holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized public accounting firm, will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates.

•

The Company must deliver to the Trustee a legal opinion of its counsel, based upon a ruling by the United States Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law the Company may make the above deposit without causing you to be taxed on the Notes any differently than if the Company did not make the deposit and just repaid the Notes itself.

If the Notes are listed on any securities exchange, the Company must deliver to the Trustee a legal opinion of its counsel confirming that the deposit, defeasance and discharge will not cause the Notes to be delisted. (Sections 1402 and 1404)

If the Company ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of its lenders and other creditors if the Company ever become bankrupt or insolvent. However, even if the Company take these actions, a number of its obligations relating to the Notes and under the Indenture will remain. These include the following obligations:

•	to register the exchange and transfer of the Notes;

•	to replace mutilated, destroyed, lost or stolen Notes;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Default and Related Matters

Ranking

The Notes are not secured by any of the Company’s property or assets. Accordingly, your ownership of the Notes means you are one of its unsecured creditors. The Notes may or may not be subordinated to any of its other debt obligations as indicated in the applicable prospectus supplement. If they are not subordinated, they will rank equally with all its other unsecured and unsubordinated indebtedness.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term event of default means any of the following:

•	The Company does not pay the principal or any premium on a Note within 14 days of its due date.

•	The Company does not pay interest on a Note within 21 days of its due date.

•	The Company does not deposit any sinking fund payment within 14 days of its due date, if the Company agreed to maintain a sinking fund for your Notes and the other Notes of the same series.

•

The Company remains in breach of any covenant or any other term of the Indenture for 30 days after the Company receives a notice of default stating that the Company is in breach. The notice must be sent by either the Trustee or holders of 25% of the principal amount of Notes of the affected series.

•

The Company remains in default in the conversion of any convertible security of a given series for 30 days after the Company receives a notice of default stating that the Company is in default. The notice must be sent by either the Trustee or the holders of 25% of the principal amount of Notes of the affected series.

•

If the total aggregate principal amount of all of its indebtedness for borrowed money, which meets one of the following conditions, together with the amount of any guarantees and indemnities described in the next point, equals or exceeds £50 million or, after August 1, 2014, £150 million:

•	the principal amount of such indebtedness becomes due and payable prematurely as a result of an event of default (however described) under the agreement(s) governing that indebtedness;

•	the Company fails to make any payment in respect of such indebtedness on the date when it is due (as extended by any originally applicable grace period); or

•	any security that the Company has granted securing the payment of any such indebtedness becomes enforceable by reason of any default relating thereto and steps are taken to enforce the security.

•

The Company fails to make payment due under any guarantee and/or indemnity (after the expiry of any originally applicable grace period) of another person’s indebtedness for borrowed money in an amount that, when added to the indebtedness for borrowed money which meets one of the conditions described in the prior point, equals or exceeds £50 million or, after August 1, 2014, £150 million.

•	The Company is ordered by a court or passes a resolution to wind up or dissolve, save for the purposes of a reorganization on terms approved in writing by the Trustee.

•

The Company stops paying or is unable to pay its debts as they fall due, or the Company is adjudicated or found bankrupt or insolvent, or the Company enters into any composition or other similar arrangement with its creditors under the U.K. Insolvency Act.

•

If a receiver or administrator is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against, the whole or a substantial part of its undertakings or assets and (other than the appointment of an administrator) is not discharged or removed within 90 days.

•	Any other event of default described in the applicable prospectus supplement occurs. (Section 501)

An event of default for a particular series of Notes does not necessarily constitute an event of default for any other series of Notes issued under the Indenture.

For these purposes, “indebtedness for borrowed money” means any present or future indebtedness (whether it is principal, premium, interest or other amounts) for or in respect of:

•	money borrowed (including in the form of any bonds, notes, debentures, debenture stock or loan stock); or

•	liabilities under or in respect of any acceptance or acceptance credit.

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the Trustee or the holders of 25% in principal amount of the Notes of the affected series may declare the entire principal amount of all the Notes of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the Notes of that series will be automatically accelerated without any action by the Trustee, any holder or any other person. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the Notes of the affected series. (Section 502) The holders of a majority in principal amount of the outstanding Notes of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series, provided that (a) such direction must not be in conflict with any rule of law or with the Indenture, (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and (c) such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, and liabilities which might be incurred by it in compliance with such request or direction. (Sections 512 and 603) Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

•	You must give the Trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee take action because of the default, and must offer satisfactory indemnity to the Trustee against the cost and other liabilities of taking that action.

•	The Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of all outstanding Notes of the relevant series must not have given the Trustee a direction that is inconsistent with the above notice. (Section 507) 508)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Note on or after its due date. (Section

Descriptions of the Capital Securities

Capital Securities due April 2079

The following terms are applicable to the Capital Securities due April 2079 (“2079 Capital Securities”). Within this section, capitalized terms that are not otherwise defined have the meaning given to them in the prospectus supplement dated March 28, 2019 (the “2079 Capital Securities Prospectus Supplement”), to the base prospectus dated July 31, 2017 (File No. 333-219583), filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) on April 1, 2019, which prospectus supplement is incorporated by reference herein.

•	Title: Capital Securities due April 2079.

•	Total principal amount outstanding: $2,000,000,000.

•	Issue date: April 4, 2019.

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Maturity date: Unless previously redeemed, purchased, cancelled or substituted, the Capital Securities due April 2079 will mature on April 4, 2079, and holders will be entitled to receive 100% of the principal amount of the Capital Securities due April 2079, together with any accrued and unpaid interest and any outstanding arrears of interest.

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Interest: The Capital Securities due April 2079 bear interest on their principal amount from (and including) the issue date to (but excluding) April 4, 2029 (the “First Reset Date”) at a rate of 7.000% per annum, payable semi-annually in arrears on April 4 and October 4 in each year, commencing on October 4, 2019. Thereafter, unless previously redeemed, the Capital Securities due April 2079 will bear interest from (and including) the First Reset Date to (but excluding) April 4, 2049 at a rate per annum which shall be 4.873% above the 5 year Swap Rate (as defined below) for the relevant reset period, payable semi-annually in arrears on April 4 and October 4 in each year. From (and including) April 4, 2049 up to (but excluding) April 4, 2079 (the “Maturity Date”), unless previously redeemed, the Capital Securities due April 2079 will bear interest at a rate per annum which shall be 5.623% above the 5 year Swap Rate for the relevant Reset Period payable semi-annually in arrears on April 4 and October 4 in each year. See “Description of Securities—Interest Payments” in the 2079 Capital Securities Prospectus Supplement.

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Optional interest deferral: The Company may, at its discretion, elect to defer all or part of any Interest Payment (a “Deferred Interest Payment”) which is otherwise scheduled to be paid on an Interest Payment Date by giving a Deferral Notice of such election to the holders Capital Securities due April 2079, the Trustee and the Principal Paying Agent. Other than in connection with a Mandatory Settlement, if the Company elects not to make all or part of any Interest Payment on an Interest Payment Date, then the Company will not have any obligation to pay such interest on the relevant Interest Payment Date and any such non-payment of interest will not constitute an Event of Default of the Issuer or any other breach of its obligations under the Capital Securities due April 2079 or for any other purpose.

•

Further Issuances: The Company may, at its option, at any time and without the consent of the then existing noteholders issue additional Notes in one or more transactions (other than the issuance date and, possibly, the first interest payment date) identical to the Capital Securities due April 2079. These additional Notes will be deemed to be part of the same series as the Capital Securities due April 2079 and will provide the holders of these additional Notes the right to vote together with holders of the Capital Securities due April 2079.

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Arrears of Interest in respect of the Capital Securities due April 2079 may be satisfied at the option of the Company in whole or in part at any time (the “Optional Deferred Interest Settlement Date”) following delivery of a notice to such effect given by the Company to the holders of the Capital Securities due April 2079, the Trustee and the Principal Paying Agent informing them of its election to so satisfy such Arrears of Interest (or part thereof) and specifying the Optional Deferred Interest Settlement Date.

•

Any Deferred Interest Payment (or part thereof) shall itself bear interest (such further interest together with the Deferred Interest Payment, being “Arrears of Interest”), at the Interest Rate prevailing from time to time, from (and including) the date on which (but for such deferral) the Deferred Interest Payment would otherwise have been due to be made to (but excluding) the Optional Deferred Interest Settlement Date or, as appropriate, such other date on which such Deferred Interest Payment is paid in connection with a Mandatory Settlement, in each case such further interest being compounded on each Interest Payment Date. Non-payment of Arrears of Interest shall not constitute a default by the Company under the Capital Securities due April 2079 or for any other purpose, unless such payment is required in connection with a Mandatory Settlement.

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Mandatory Settlement: Notwithstanding the above and the provisions of “Optional Interest Deferral” in the 2079 Capital Securities Prospectus Supplement, the Company will pay any outstanding Arrears of Interest, in whole but not in part, on the first occurring Mandatory Settlement Date following the Interest Payment Date on which a Deferred Interest Payment first arose. A “Mandatory Settlement Date” as defined in the terms of the Capital Securities due April 2079 encompasses (i) dividends, other distributions or payments in respect of Parity Obligations and other events that constitute “Compulsory Arrears of Interest Settlement Events,” (ii) payments of interest on the Capital Securities due April 2079 on a scheduled Interest Payment Date following the Interest Payment Date on which a Deferred Interest Payment first arose and (iii) the date of which the Capital Securities due April 2079 are redeemed or repaid in accordance with the conditions set forth under “Description of Securities—Subordination”, “Description of Securities—Redemption” or “Description of Securities—Event of Default” in the 2079 Capital Securities Prospectus Supplement.

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Optional Redemption: The Company may redeem all, but not less than all, of the Capital Securities due April 2079 on any date in the period commencing on any date from (and including) the First Call Date to (and including) the First Reset Date or on any Interest Payment Date thereafter at their principal amount, together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest in respect of the Capital Securities due April 2079.

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Special Event Redemption: If a Capital Event, Tax Event, Accounting Event or Withholding Tax Event (any such, a “Special Event”) has occurred and is continuing, then the Company may redeem at any time all, but not less than all, of the Capital Securities due April 2079 at:

○	in the case of a Capital Event, Tax Event or Accounting Event where the relevant date fixed for redemption falls prior to the First Call Date, 101% of their principal amount;

○	in the case of a Capital Event, Tax Event or Accounting Event where the relevant date fixed for redemption falls on or after the First Call Date, 100% of their principal amount; or

○	in the case of a Withholding Tax Event where any such redemption occurs at any time, 100% of their principal amount,

in each case together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest in respect of the Capital Securities due April 2079.

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Change of Control: If a Change of Control Event has occurred and is continuing, the Company may elect to redeem all, but not less than all, of the Capital Securities due April 2079 at any time at 101% of the principal amount of the Capital Securities due April 2079, together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest in respect of the Capital Securities due April 2079.

If the Company does not elect to redeem the Capital Securities due April 2079 following the occurrence of a Change of Control Event, the then prevailing Interest Rate, and each subsequent Interest Rate, on the

Capital Securities due April 2079 shall be increased by 5% per annum with effect from (and including) the date on which the Change of Control Event occurred.

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Substitution or variation instead of special event redemption: If an Accounting Event, a Capital Event, a Tax Event or a Withholding Tax Event has occurred and is continuing, without the consent of the holders of Capital Securities due April 2079, the Company may either, as an alternative to redemption, at any time, (i) substitute all, but not less than all, of the Capital Securities due April 2079 for, or (ii) vary the terms of the Capital Securities due April 2079 with the effect that they remain or become, as the case may be, Qualifying Securities, in each case in accordance with certain conditions and subject, inter alia, to the receipt by the Trustee of the Officer’s Certificate and an Opinion of Counsel, each as defined in the Indenture.

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Event of Default: If a default is made by the Company for a period of 14 days or more in the payment of any principal or premium (if any) or 21 days or more in the payment of interest, in each case in respect of any tranche of the 2079 Capital Securities and which is due, then the Company shall, without notice from the Trustee, be deemed to be in default under the indenture and the relevant 2079 Capital Securities and the Trustee at its sole discretion may, or shall, if so requested in writing by the shareholders of at least 25% in principal amount of the relevant 2079 Capital Securities then outstanding, subject in each case to its being indemnified and/or secured and/or prefunded to its satisfaction, institute proceedings for the winding- up of the Company and/or prove and/or claim in the winding-up or liquidation of the Company, such claim being subordinated, and for the amount as provided in “Description of Securities—Subordination— General” in the 2079 Capital Securities Prospectus Supplement.

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Payment of additional amounts: The Company intends to make all payments on the Notes without deducting United Kingdom (“U.K.”) withholding taxes. If any deduction is required on payments to non- U.K. investors, the Company will pay additional amounts on those payments to the extent described under “Description of Debt Securities We May Offer—Payment of Additional Amounts” in the 2079 Capital Securities Prospectus Supplement..

Additional Terms and Mechanics Applicable to Capital Securities due April 2079

Interest Payments

Interest Rate

The 2079 Capital Securities bear interest on their principal amount at the applicable Interest Rate from (and including) April 4, 2019 (the “Issue Date”) in accordance with the provisions of this “Interest Payments”.

Subject to conditions set forth under “—Optional Interest Deferral”, interest shall be payable on the 2079 Capital Securities semi-annually in arrears on each Interest Payment Date, provided that if any Interest Payment Date, other than the Maturity Date, would fall on a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day (without the accrual of any additional interest for such period), except that if that Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest will be postponed to the next Business Say and no interest will accrue as a result of that postponement (see “— General” in the 2079 Capital Securities Prospectus Supplement).

Interest Accrual

The 2079 Capital Securities will cease to bear interest from (and including) the date of redemption thereof pursuant to the provisions set forth under “—Redemption” or the date of substitution thereof pursuant to “— Substitution or Variation”, as the case may be, unless, upon due presentation, payment of all amounts due in respect of the 2079 Capital Securities is not made, in which event interest shall continue to accrue in respect of unpaid amounts on the 2079 Capital Securities, both before and after judgment, and shall be payable, up to (but excluding) the Relevant Date.

Except as provided in “—Interest Payments—First Fixed Interest Rate” in the 2079 Capital Securities Prospectus Supplement, where it is necessary to calculate an amount of interest in respect of any Security for a period which is less than or equal to a complete Interest Period, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

Where it is necessary to calculate an amount of interest in respect of any Security for a period of more than one Interest Period, such interest shall be the aggregate of the interest payable in respect of a full Interest Period plus the interest payable in respect of the remaining period calculated in the manner as aforesaid.

Interest in respect of any Security shall be calculated per U.S.$1,000 in principal amount thereof (the “Calculation Amount”). The amount of interest payable per Calculation Amount for any period shall, except as provided in “—Interest Payments—First Fixed Interest Rate” in the 2079 Capital Securities Prospectus Supplement, be equal to the product of the relevant Interest Rate, the Calculation Amount and the day count fraction as described in this sub-section for the relevant period, rounding the resulting figure to the nearest cent (half a cent being rounded upwards). The amount of interest payable in respect of each Security shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the denomination of such Security without any further rounding.

First Fixed Interest Rate

For each Interest Period ending prior to the First Reset Date, the 2079 Capital Securities bear interest, subject to “—Optional Interest Deferral”, at the rate of 7.000% per annum (the “First Fixed Interest Rate”), payable semi- annually in arrears on the related Interest Payment Dates. Subject to “—Optional Interest Deferral”, the Interest Payment in respect of each Interest Period commencing before the First Reset Date will amount to U.S.$70.00 per Calculation Amount.

Subsequent Fixed Interest Rates

For each Interest Period which commences on or after the First Reset Date, the 2079 Capital Securities bear interest, subject to “— Optional Interest Deferral”, at the Subsequent Fixed Interest Rate determined on the Reset Interest Determination Date in respect of the Reset Period in which that Interest Period falls. Such interest shall be payable semi-annually in arrears on the related Interest Payment Dates until (and including) the Maturity Date and, subject to “—Interest Payments—Step-up after Change of Control Event” and “— Interest Payments—Benchmark Event” in the 2079 Capital Securities Prospectus Supplement, the “Subsequent Fixed Interest Rate” shall be the sum of the relevant 5 year Swap Rate and the applicable Margin, all as determined by the Agent Bank and where:

“5 year Swap Rate” means the semi-annual mid-swap rate for swap transactions in U.S. dollars with a maturity of 5 years as displayed on Reuters screen “ICESWAP1” as at 11:00 a.m. (New York City time) (the “Reset Screen Page”) on the day falling two U.S. Government Securities Business Days prior to the first day of the relevant Reset Period (the “Reset Interest Determination Date”).

If the 5 year Swap Rate does not appear on the Reset Screen Page on the Reset Interest Determination Date, the 5 year Swap Rate will be the Reset Reference Bank Rate on such Reset Interest Determination Date unless a Benchmark Event (as defined below) has occurred, in which case the 5 year Swap Rate shall be determined pursuant to and in accordance with the conditions set forth under”— Interest Payments—Benchmark Event”.

As used in this section:

the “5 year Swap Rate Quotations” means, in respect of each Interest Period falling within a Reset Period, the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a 30/360 day count basis) of a fixed-for-floating U.S. dollar interest rate swap which (i) has a term of 5 years commencing on the relevant Reset Interest Determination Date, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market, and (iii) has a floating leg based on the 3-month U.S. dollar London Interbank Offered Rate (“LIBOR”) rate (calculated on an Actual/360 day count basis);

“Margin” means in respect of (i) each Reset Period which falls in the period commencing on (and including) April 4, 2029 and ending on (but excluding) April 4, 2049, 4.873%; and (ii) each Reset Period which falls on or after April 4, 2049, 5.623%;

“Reset Reference Bank Rate” means the percentage rate determined by the Agent Bank on the basis of the 5 year Swap Rate Quotations provided by five leading swap dealers in the interbank market (the “Reset Reference Banks”) to the Agent Bank at approximately 11:00 a.m. (New York City time) on such Reset Interest Determination Date and, rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards). If at least four quotations are provided, the 5 year Swap Rate will be the rounded arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two or three quotations are provided, the 5 year Swap Rate will be the rounded arithmetic mean of the quotations provided. If only one quotation is provided, the 5 year Swap Rate will be the rounded quotation provided. If no quotations are provided, the 5 year Swap Rate for the relevant period will be (i) in the case of each Reset Period other than the Reset Period commencing on the First Reset Date, the 5 year Swap Rate in respect of the immediately preceding Reset Period or (ii) in the case of the Reset Period commencing on the First Reset Date, equal to the last available 5 year mid swap rate for U.S. dollar swap transactions, expressed as a rate, on the Reset Screen Page; and

“U.S. Government Securities Business Days” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The Subsequent Fixed Interest Rate shall be determined as provided above in respect of each Reset Period and, as so determined, such rate shall apply to each Interest Period falling within that Reset Period.

For the purposes of this section, the Agent Bank shall not be responsible to the Issuer or to any third party as a result of the Agent Bank having relied upon or acted on any quotation or information given to it for the purposes of calculating the Subsequent Fixed Interest Rate or the Reset Reference Bank Rate which subsequently may be found to be incorrect or inaccurate in any way or for any losses whatsoever resulting from acting in accordance therewith.

Determination of Subsequent Fixed Interest Rates

The Agent Bank will, as soon as practicable after 11.00 a.m. (New York City time) on each Reset Interest Determination Date, determine the Subsequent Fixed Interest Rate in respect of each Interest Period falling within the relevant Reset Period, provided that it receives the Successor Rate, Alternative Rate and Adjustment Spread, if applicable, at least five (5) Business Days prior to the applicable Reset Interest Determination Date.

Publication of Subsequent Fixed Interest Rates

The Company will cause notice of each Subsequent Fixed Interest Rate determined in accordance the provisions set forth under “Interest Payments” in respect of each relevant Interest Period to be given to the Trustee, the Holders, the Paying Agents and any stock exchange on which the 2079 Capital Securities are for the time being listed or admitted to trading, in each case as soon as practicable after its determination but in any event not later than the fourth Business Day thereafter.

Agent Bank and Reset Reference Banks

With effect from the First Reset Date, the Issuer will maintain an Agent Bank and five Reset Reference Banks (to the extent required) where the Interest Rate is to be calculated by reference to them.

The Company may from time to time replace the Agent Bank with another leading financial institution in New York, NY. If the Agent Bank is unable or unwilling to continue to act as the Agent Bank or fails duly to determine a Subsequent Fixed Interest Rate in respect of any Interest Period as provided in “—Interest Payments—Subsequent Fixed Interest Rates”, the Company will forthwith appoint another leading financial institution in New York, NY. The Agent Bank may not resign its duties or be removed without a successor having been appointed as aforesaid.

Determinations of Agent Bank Binding

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions set forth under “Interest Payments” by the Agent Bank shall (in the absence of willful default, manifest error or negligence) be binding on the Issuer, the Agent Bank, the Trustee, the Paying Agents and all Holders and (in the absence as aforesaid) no liability to the Holders or the Company will attach to the Agent Bank in connection with the exercise or non-exercise by it of any of its powers, duties and discretions.

Step-up after Change of Control Event

Notwithstanding any other provision set forth under “Interest Payments”, if the Issuer does not elect to redeem the 2079 Capital Securities in accordance with the provisions set forth under”—Redemption—Redemption for Change of Control Event” following the occurrence of a Change of Control Event, the then prevailing Interest Rate, and each subsequent Interest Rate otherwise determined in accordance with the provisions of set forth under “Interest Payments” (including, for the avoidance of doubt, in accordance with the provisions of “—Interest Payments—Benchmark Event” in the 2079 Capital Securities Prospectus Supplement), on the 2079 Capital Securities shall be increased by 5% per annum with effect from (and including) the date on which the Change of Control Event occurred.

Benchmark Event

(i) Independent Adviser

If a Benchmark Event occurs when any Subsequent Fixed Interest Rate (or any component part thereof) remains to be determined by reference to the Original Reference Rate, then the Company will use reasonable efforts to appoint an Independent Adviser, as soon as reasonably practicable, to determine a Successor Rate, failing which an Alternative Rate and, in either case, an Adjustment Spread (if any) and any Benchmark Amendments, all in accordance with the provisions set forth under “Benchmark Amendments” below.

An Independent Adviser appointed pursuant to this section shall act in good faith and in a commercially reasonable manner as an expert and in consultation with the Issuer. In the absence of willful default, negligence or fraud, the Independent Adviser shall have no liability whatsoever to the Issuer, the Trustee, the Paying Agents, or the Holders for any determination made by it, pursuant to this section.

If (i) the Company is unable to appoint an Independent Adviser; or (ii) the Independent Adviser appointed by the Company fails to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this sub- section prior to the Reset Interest Determination Date in respect of a Reset Period, the relevant 5 year Swap Rate applicable to each Interest Period ending during that Reset Period shall be equal to the 5 year Swap Rate in respect of the immediately preceding Reset Period or, in the case of the Reset Period commencing on the First Reset Date, equal to the last available 5 year mid swap rate for U.S. dollar swap transactions, expressed as a rate, on the Reset Screen Page. If a higher interest rate pursuant to the interest step-up after a Change of Control Event applies, the Subsequent Fixed Interest Rate determined in accordance with this sub-section shall be increased pursuant to such interest step-up. For the avoidance of doubt, the provisions under this sub-section shall apply to all payments of interest on the 2079 Capital Securities from the end of the then current Reset Period onwards only, and the interest payable on the 2079 Capital Securities during subsequent Reset Periods are subject to the subsequent operation of, and to adjustment as provided in, this sub-section.

(ii) Successor Rate or Alternative Rate

If the Independent Adviser determines that:

(A)

there is a Successor Rate, then such Successor Rate shall (subject to any Adjustment Spread as set forth below) subsequently be used in place of the Original Reference Rate to determine the Subsequent Fixed Interest Rate (or the relevant component part thereof) for all payments of interest on the 2079 Capital Securities from the end of the then current Reset Period onwards (subject to the operation of this section); or

(B)

there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to any Adjustment Spread as set forth below) subsequently be used in place of the Original Reference Rate to determine the Subsequent Fixed Interest Rate (or the relevant component part thereof) for all future payments of interest on the 2079 Capital Securities from the end of the then current Reset Period onwards (subject to the operation of this section).

(iii) Adjustment Spread

If the Independent Adviser determines (i) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (ii) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be).

(iv) Benchmark Amendments

If any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with this section and the Independent Adviser, determines (i) that amendments to the terms of the 2079 Capital Securities are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread (such amendments, the “Benchmark Amendments”) and (ii) the terms of the Benchmark Amendments, then the Company will, subject to giving notice thereof in accordance with the provisions set forth below under “Notices, etc.”, without any requirement for the consent or approval of the Holders, vary the terms of the 2079 Capital Securities to give effect to such Benchmark Amendments with effect from the date specified in such notice.

At the request of the Issuer, but subject to receipt by the Trustee of an Officer’s Certificate pursuant to the provisions set forth below under “Notices, etc.”, the Trustee shall (at the expense of the Issuer), without any requirement for the consent or approval of the Holders, be obliged to concur with the Issuer in effecting any Benchmark Amendments or Adjustment Spread (including, inter alia, by the execution of a supplemental indenture if required or amendment to the Calculation Agreement), provided that neither the Trustee nor the Agent Bank shall be obliged so to concur if in the opinion of the Trustee or the Agent Bank doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Trustee or the Agent Bank in the terms of 2079 Capital Securities or the indenture (including, for the avoidance of doubt, any supplemental indenture) or the Calculation Agreement in any way.

In connection with any such variation in accordance with this provision, the Company will comply with the rules of any stock exchange on which the 2079 Capital Securities are for the time being listed or admitted to trading.

Notwithstanding any other provision of this section, no Successor Rate or Alternative Rate will be adopted, nor any Adjustment Spread applied, nor will any Benchmark Amendments be made, if and to the extent that, in the determination of the Issuer, the same could reasonably be expected to cause a Capital Event to occur.

(v) Notices, etc.

Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments determined under this section will be notified promptly by the Issuer to the Trustee, the Agent Bank, the Paying Agents and the Holders (in accordance with the notice provisions under the indenture). Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any.

No later than notifying the Trustee of the same, the Company will deliver to the Trustee an Officer’s Certificate:

(A)

confirming (1) that a Benchmark Event has occurred, (2) the Successor Rate or, as the case may be, the Alternative Rate and, (3) where applicable, any Adjustment Spread and/or the specific terms of any Benchmark Amendments, in each case as determined in accordance with the provisions of this section; and

(B)	certifying that the Benchmark Amendments are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread.

The Trustee shall be entitled to rely on such certificate (without liability to any person) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread (if any) and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error or bad faith in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread (if any) and the Benchmark Amendments (if any) and without prejudice to the Trustee’s ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee, the Agent Bank, the Paying Agents and the Holders.

(vi) Survival of Original Reference Rate

Without prejudice to the obligations of the Issuer under this section, the Original Reference Rate and the fallback provisions provided for under “—Interest Payments—Subsequent Fixed Interest Rates” will continue to apply unless and until a Benchmark Event has occurred.

(vii) Definitions:

As used in this section:

“Adjustment Spread” means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in either case, which the Independent Adviser, determines is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to Holders as a result of the replacement of the Original Reference Rate with the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(i)	in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or

(ii)

if no such recommendation has been made, or in the case of an Alternative Rate, is what the Independent Adviser determines is recognized or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be); or

(iii)	if the Issuer determines that no such industry standard is recognized or acknowledged, is what the Independent Adviser determines to be appropriate;

“Alternative Rate” means an alternative benchmark or screen rate which the Independent Adviser determines in accordance with the provisions set forth in “—Interest Payments—Benchmark Event—Successor Rate or Alternative Rate” is customary in market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) in U.S. dollars;

“Benchmark Amendments” has the meaning given to it under “—Interest Payments—Benchmark Event— Benchmark Amendments”;

“Benchmark Event” means:

(i)	the Original Reference Rate ceasing be published for a period of at least 10 Business Days or ceasing to exist; or

(ii)

a public statement by the administrator of the Original Reference Rate that it will, by a specified date within the following six months, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or

(iii)

a public statement by the supervisor of the administrator of the Original Reference Rate, that the Original Reference Rate has been or will, by a specified date within the following six months, be permanently or indefinitely discontinued; or

(iv)

a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally, or in respect of the 2079 Capital Securities, in each case within the following six months; or

(v)	it has become unlawful for any Paying Agent, Agent Bank or the Issuer to calculate any payments due to be made to any Holder using the Original Reference Rate;

“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer;

“Original Reference Rate” means the 5 year Swap Rate;

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

(i)

the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or

(ii)

any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof; and

“Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body.

Redemption

Redemption for Certain Taxation Reasons

The optional tax redemption provisions of the indenture (Section 1108), as described in the accompanying prospectus under the caption “Description of Debt Securities We May Offer—Optional Tax Redemption,” shall not apply to the 2079 Capital Securities.

If, immediately prior to the giving of the notice referred to below, a Tax Event or a Withholding Tax Event has occurred and is continuing, then the Company may, subject to having given not less than 30 nor more than 60 days’ notice to the Trustee, the Principal Paying Agent and the Holders in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable) and subject to the conditions set forth under “—Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation”, redeem in accordance with such conditions at any time all, but not less than all, of the 2079 Capital Securities at (i) 101% of their principal amount (in the case of a Tax Event where such redemption occurs prior to the First Call Date) or (ii) at 100% of their principal amount (in the case of a Tax Event where such redemption occurs on or after the First Call Date or in the case of a Withholding Tax Event where such redemption occurs at any time), together, in each case, with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, the Company will redeem the 2079 Capital Securities.

Redemption for Rating Reasons

If, immediately prior to the giving of the notice referred to below, a Capital Event has occurred and is continuing, then the Company may, subject to having given not less than 30 nor more than 60 days’ notice to the Trustee, the Principal Paying Agent and the Holders in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable) and subject to the conditions set forth under “—Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation”, redeem in accordance with such conditions all, but not less than all, of the 2079 Capital Securities at any time at (i) 101% of their principal amount (where such redemption occurs prior to the First Call Date) or (ii) 100% of their principal amount (where such redemption occurs on or after the First Call Date), together, in each case, with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, the Company will redeem the 2079 Capital Securities.

Redemption for Accounting Reasons

If, immediately prior to the giving of the notice referred to below, an Accounting Event has occurred and is continuing, then the Company may, subject to having given not less than 30 nor more than 60 days’ notice to the Trustee, the Principal Paying Agent and the Holders in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable) and subject to the conditions set forth under “—Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation”, redeem in accordance with such conditions all, but not less than all, of the 2079 Capital Securities at any time at (i) 101% of their principal amount (where such redemption occurs prior to the First Call Date) or (ii) 100% of their principal amount (where such redemption occurs on or after the First Call Date), together, in each case, with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, the Company will redeem the 2079 Capital Securities.

Redemption for Change of Control Event

If, immediately prior to the giving of the notice referred to below, a Change of Control Event has occurred and is continuing, then the Company may, subject to having given not less than 30 nor more than 60 days’ notice to the Trustee, the Principal Paying Agent and the Holders in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable) and subject to the conditions set forth under “—Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation”, redeem in accordance with such conditions all, but not less than all, of the 2079 Capital Securities at any time at 101% of their principal amount, together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, the Company will redeem the 2079 Capital Securities.

The Trustee is under no obligation to ascertain whether a Change of Control Event or Change of Control or any event which could lead to the occurrence of or could constitute a Change of Control Event or Change of Control has occurred, and until it shall receive an Officer’s Certificate pursuant to the indenture to the contrary, the Trustee may assume that no Change of Control Event or Change of Control or other such event has occurred.

The Issuer intends (without thereby assuming a legal or contractual obligation) that for so long as the 2079 Capital Securities remain outstanding, if a Change of Control Event occurs, it will launch a tender offer for all outstanding unsubordinated debt securities (which do not already contain a contractual right of the holders of such debt securities for such securities to be redeemed or repurchased as a result of the events giving rise to the Change of Control Event) at a price equal to not less than their aggregate principal amount plus accrued and unpaid interest as soon as reasonably practicable following such event.

Substitution or Variation

If an Accounting Event, a Capital Event, a Tax Event or a Withholding Tax Event (each a “Substitution or Variation Event”) has occurred and is continuing, then the Company may, as an alternative to redemption, subject to the conditions set forth under “— Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation” (without any requirement for the consent or approval of the Holders) and subject to the Trustee, immediately prior to the giving of any notice referred to herein, having received an Officer’s Certificate and an Opinion of Counsel (each as defined in the indenture), each stating to the effect that the provisions of this section have been complied with, and having given not less than 30 nor more than 60 days’ notice to the Trustee, the Principal Paying Agent and the Holders (which notice shall be irrevocable), at any time either (i) substitute all, but not less than all, of the 2079 Capital Securities for, or (ii) vary the terms of the 2079 Capital Securities with the effect that they remain or become (as the case may be), Qualifying Securities, and the Trustee shall (subject to the following provisions of this section and subject to the receipt by it of the Officer’s Certificate referred to below) agree to such substitution or variation.

Upon expiry of such notice, the Company will either vary the terms of or, as the case may be, substitute the 2079 Capital Securities in accordance with this section.

The Trustee agrees, at the expense of the Issuer, to use reasonable, non-discretionary and ministerial efforts to assist the Issuer in the substitution of the Qualifying Securities for the 2079 Capital Securities, or the variation of the terms of the 2079 Capital Securities so that they remain, or as appropriate, become, Qualifying Securities, provided that the Trustee shall not be obliged to participate in, or assist with, any such substitution or variation if the terms of the proposed Qualifying Securities or the participation in or assistance with such substitution or variation would impose, in the Trustee’s opinion, more onerous obligations upon it or expose it to liabilities or reduce its protections. If the Trustee does not participate or assist as provided above, the Company may redeem the 2079 Capital Securities as provided in “—Redemption”.

In connection with any substitution or variation in accordance with this section, the Company will comply with the rules of any stock exchange on which the 2079 Capital Securities are for the time being listed or admitted to trading.

Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not give rise to any other Substitution or Variation Event with respect to the Qualifying Securities.

Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not result in the Qualifying Securities no longer being eligible for the same, or a higher amount of, “equity credit” (or such other nomenclature that the Rating Agency may then use to describe the degree to which an instrument exhibits the characteristics of an ordinary share) as is attributed to the 2079 Capital Securities on the date notice is given to Holders of the substitution or variation.

“Qualifying Securities” means securities that:

(a) are issued by the Issuer or any wholly-owned direct or indirect finance subsidiary of the Issuer with a guarantee of such obligations by the Issuer;

(b) rank and (save in the case of a direct issue by the Issuer) benefit from a guarantee that ranks in relation to the obligations of the Issuer under such securities and/or such guarantee (as the case may be), equally with the ranking of the 2079 Capital Securities and pari passu in a winding-up or liquidation of the Issuer with any Parity Obligations of the Issuer;

(c) contain terms not materially less favorable to Holders than the terms of the 2079 Capital Securities (as reasonably determined by the Issuer (in consultation with an independent investment bank or counsel of international standing)) and which:

(i)

provide for the same or a more favorable Interest Rate from time to time as applied to the 2079 Capital Securities immediately prior to such substitution or variation and preserve the same Interest Payment Dates;

(iii)

preserve the obligations (including the obligations arising from the exercise of any right) of the Issuer as to principal and as to redemption of the 2079 Capital Securities, including (without limitation) as to timing of, and amounts payable upon, such redemption;

(iv)

preserve any existing rights under the terms of the 2079 Capital Securities to any accrued interest, any Deferred Interest Payments, any Arrears of Interest and any other amounts payable under the 2079 Capital Securities which, in each case, has accrued to Holders and not been paid;

(v)	do not contain terms providing for the mandatory deferral of payments of interest and/or principal;

(vi)	do not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and

(vii)

are (i) listed on the New York Stock Exchange, (ii) listed on the Official List and admitted to trading on the London Stock Exchange plc’s Regulated Market or (iii) admitted to trading on a Multilateral Trading Facility operated by an internationally recognized stock exchange that is regulated in the European Economic Area as selected by the Issuer.

For the purposes of the definition of Qualifying Securities:

“Multilateral Trading Facility” has the same meaning as in Article 4.1.22 of Directive 2014/65/EU (as amended) of the European Parliament and of the Council of May 15, 2014 on markets in financial instruments; and

“Official List” means the Official List of the Financial Conduct Authority acting under Part VI of the Financial Services and Markets Act 2000.

Subordination

General

In the event of:

(i)

an order being made, or an effective resolution being passed, for the winding-up of the Issuer (except, in any such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction, amalgamation or the substitution in place of the Issuer of a “successor in business” of the Issuer, the terms of which reorganization, reconstruction, amalgamation or substitution do not provide that the 2079 Capital Securities shall thereby become redeemable or repayable in accordance with the terms of the 2079 Capital Securities); or

(ii)	an administrator of the Issuer being appointed and such administrator giving notice that it intends to declare and distribute a dividend,

(each, an “Additional Enforcement Event”), there shall be payable by the Issuer in respect of each Security (in lieu of any other payment by the Issuer), such amount, if any, as would have been payable to the Holder of such Security if, on the day prior to the commencement of the winding-up or such administration, as the case may be, and thereafter, such Holder were the holder of one of a class of preference shares in the capital of the Issuer (“Notional Preference Shares”) having an equal right to a return of assets in the winding-up or such administration, as the case may be, and so ranking pari passu with, the holders of Parity Obligations, but ranking junior to the claims of holders of all Senior Obligations (except as otherwise provided by mandatory provisions of law), on the assumption that the amount that such Holder was entitled to receive in respect of each Notional Preference Share on a return of assets in such winding-up or such administration, as the case may be, were an amount equal to the principal amount of the relevant Security and any accrued and unpaid interest and any outstanding Arrears of Interest.

Nothing in this section “—Subordination—General” or “—Event of Default” shall affect or prejudice the payment of the costs, charges, expenses, indemnities, liabilities or remuneration of the Trustee or the Agents or the rights and remedies of the Trustee or the Agents in respect thereof.

Accordingly, and without prejudice to the rights of the Trustee or the Agents, the claims of Holders of all Senior Obligations will first have to be satisfied in any winding-up or administration before the Holders may expect to obtain any recovery in respect of their 2079 Capital Securities, and prior thereto, Holders will have only limited ability to influence the conduct of such winding-up or administration. See “Risk Factors—Risks related to the Securities—Limited Remedies”.

No Set-off, etc.

Subject to applicable law, no Holder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer in respect of, or arising under or in connection with, the 2079 Capital Securities and each Holder shall, by virtue of his holding of any Security, be deemed to have waived all such rights of set-off, compensation or retention.

Definitions

As used in the “Description of Securities”, the following terms have the meanings set forth below:

“Accounting Event” shall be deemed to occur if, as a result of a change in accounting principles which becomes effective on or after the Issue Date, but not otherwise, the obligations of the Issuer under the 2079 Capital Securities must not or may no longer be recorded as a “financial liability” in the next following audited annual consolidated financial statements of the Issuer prepared in accordance with IFRS or any other accounting standards that the Issuer may adopt in the future for the preparation of its audited annual consolidated financial statements in accordance with United Kingdom company law;

“Agent Bank” is the agent bank that entered into the Calculation Agreement with the Issuer, which will initially be The Bank of New York Mellon, London Branch;

“Agents” means the Agent Bank and the Paying Agent or any of them;

“Additional Enforcement Event” has the meaning given to it under “—Subordination”;

“Arrears of Interest” has the meaning given to it under “—Optional Interest Deferral—Deferral of Payments”;

“Business Day” means a day, other than a Saturday, Sunday or public holiday, on which commercial banks and foreign exchange markets are open for general business in London and New York City;

“Calculation Agreement” means the Calculation Agent Agreement dated April 4, 2019, entered into by the Issuer and the Bank of New York Mellon, London Branch;

“Calculation Amount” has the meaning given to it under “—Interest Payments—Interest Accrual”;

“Capital Event” shall be deemed to occur if the Issuer has received, and confirmed in writing to the Trustee that it has so received, confirmation from any Rating Agency then providing a solicited rating of the Issuer or the 2079 Capital Securities at the invitation of, or with the consent of, the Issuer and in connection with which the 2079 Capital Securities are assigned an equity credit, either directly or via a publication by such Rating Agency, that an amendment, clarification or change has occurred in its equity credit criteria which becomes effective on or after the Issue Date (or, if later, effective after the date on which the 2079 Capital Securities are assigned “equity credit” by such Rating Agency for the first time) and as a result of which, but not otherwise, the 2079 Capital Securities will no longer be eligible for the same, or a higher amount of, “equity credit” (or such other nomenclature that the Rating Agency may then use to describe the degree to which an instrument exhibits the characteristics of an ordinary share) as was attributed to the 2079 Capital Securities at the Issue Date (or if “equity credit” is not assigned to the 2079 Capital Securities by the relevant Rating Agency on the Issue Date, at the date on which “equity credit” is assigned by such Rating Agency for the first time);

“Change of Control” means the occurrence of an event whereby any person or any persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006 as amended) whose shareholders are or are to be substantially similar to the preexisting shareholders of the Issuer, shall become interested (within the meaning of Part 22 of the Companies Act 2006 as amended) in (A) more than 50% of the issued or allotted ordinary share capital of the Issuer or (B) shares in the capital of the Issuer carrying more than 50% of the voting rights normally exercisable at a general meeting of the Issuer; provided that, no Change of Control shall be deemed to occur if the event would otherwise have constituted a Change of Control occurs or is carried out for the purposes of a reorganizations on terms previously approved by the Holders of at least 75% in principal amount of the 2079 Capital Securities then outstanding;

“Change of Control Event” shall be deemed to occur if:

(a)	a Change of Control occurs; and

(b)	any of the Issuer’s Senior Unsecured Obligations carry:

(A)	an investment grade credit rating (Baa3 BBB–, or their respective equivalents, or better) (an “Investment Grade Rating”), by any Relevant Rating Agency at the invitation of the Issuer; or

(B)	(where there is no credit rating from any Relevant Rating Agency assigned at the invitation of the Issuer), an Investment Grade Rating by any Relevant Rating Agency of its own volition, and

(x) such rating is, within the Change of Control Period, either downgraded to a non-investment grade credit rating (Ba1 BB-, or their respective equivalents, or worse) (a “Non-Investment Grade Rating”) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an Investment Grade Rating by such Relevant Rating Agency;

(y) and there remains no other Investment Grade Rating of any of the Issuer’s Senior Unsecured Obligations from any other Relevant Rating Agency; and

(c)

in making any decision to downgrade or withdraw an Investment Grade Rating pursuant to paragraph (b) above, such Relevant Rating Agency announces publicly or confirms in writing to the Issuer or the Trustee that such decision(s) resulted, in whole or in part, from the occurrence of the relevant Change of Control.

Further, if at the time of the occurrence of the relevant Change of Control the Issuer’s Senior Unsecured Obligations are not assigned an Investment Grade Rating by any Relevant Rating Agency, a Change of Control Event will be deemed to occur upon the occurrence of a Change of Control alone.

If the rating designations employed by either Moody’s or S&P are changed from those which are described in paragraph (b) of the definition of “Change of Control Event” above, or if a rating is procured from a Substitute Relevant Rating Agency, the Issuer shall determine the rating designations of Moody’s or S&P or such Substitute Relevant Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody’s or S&P and the definition of “Change of Control Event” shall be construed accordingly;

“Change of Control Period” means the period commencing upon a Change of Control and ending 90 days after the Change of Control (or such longer period for which the Senior Unsecured Obligations are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review, such period not to exceed 60 days after the public announcement of such consideration);

“Compulsory Arrears of Interest Settlement Event” shall have occurred if:

(a)

a dividend (either interim or final), other distribution or payment was validly resolved on, declared, paid or made in respect of (i) ordinary shares of the Issuer, (ii) any obligations of the Issuer which rank or are expressed to rank pari passu with the ordinary shares of the Issuer or (iii) any obligations of any Subsidiaries of the Issuer benefiting from a guarantee or support agreement entered into by the Issuer which ranks, or is expressed to rank, pari passu with the ordinary shares of the Issuer, except where (x) such dividend, other distribution or payment was required to be resolved on, declared, paid or made exclusively in ordinary shares of the Issuer or in respect of any share option, or any free share allocation plan in each case reserved for directors, officers and/or employees of the Issuer or any of its affiliates or any associated liquidity agreements or any associated hedging transactions or (y) the Issuer is obliged under the terms of such securities or by mandatory operation of law to make such dividend, distribution or other payment; or

(b)

a dividend (either interim or final), other distribution or payment was validly resolved on, declared, paid or made in respect of any Parity Obligations of the Issuer, except where such dividend, distribution or payment was required to be declared, paid or made under the terms of such Parity Obligations of the Issuer or by mandatory operation of law; or

(c)

the Issuer has redeemed, repurchased or otherwise acquired (i) any ordinary shares of the Issuer, (ii) any obligations of the Issuer which rank or are expressed to rank pari passu with the ordinary shares of the Issuer or (iii) any obligations of any Subsidiaries of the Issuer benefiting from a guarantee or support agreement entered into by the Issuer which ranks, or is expressed to rank, pari passu with the ordinary shares of the Issuer, except where (v) such repurchase or acquisition was undertaken in respect of any share option, or any free share allocation plan in each case reserved for directors, officers and/or employees of the Issuer or any of its affiliates or any associated liquidity agreements or any associated hedging transactions, (w) the Issuer is obliged under the terms of such securities or by mandatory operation of law to make such repurchase or acquisition or (x) such repurchase or acquisition was made by or on behalf of the Issuer as part of an intra-day transaction that does not result in an increase in the aggregate number of ordinary shares held by or on behalf of the Issuer as treasury shares at 8:30 a.m. London time on the Interest Payment Date on which any outstanding Arrears of Interest were first deferred, (y) such repurchase or acquisition results from hedging of any convertible securities issued by the Issuer or by any Subsidiary of the Issuer and guaranteed by the Issuer; or (z) such repurchase or acquisition results from the settlement of existing equity derivatives after the Interest Payment Date on which any outstanding Arrears of Interest were first deferred;

(d)

the Issuer, or any Subsidiary of the Issuer, has redeemed, repurchased or otherwise acquired any Parity Obligations of the Issuer, except where (x) such redemption, repurchase or acquisition is effected as a public cash tender offer or public exchange offer at a purchase price per security which is below its par value or (y) the Issuer, or any Subsidiary of the Issuer, is obliged under the terms of such securities or by mandatory operation of law to make such redemption, repurchase or acquisition or (z) such acquisition results from the conversion of any convertible securities issued by the Issuer or issued by a Subsidiary of the Issuer with a guarantee from the Issuer;

“Deferred Interest Payment” has the meaning given to it under “—Optional Interest Deferral—Deferral of Payments”;

“First Fixed Interest Rate” has the meaning given to it under “—Interest Payments—First Fixed Interest Rate”;

“First Call Date” means January 4, 2029;

“First Reset Date” means April 4, 2029;

“Interest Payment” means, in respect of an Interest Payment Date, the amount of interest payable on the 2079 Capital Securities for the relevant Interest Period in accordance with “—Interest Payments”;

“Interest Payment Date” means April 4 and October 4 in each year, commencing on (and including) October 4, 2019, subject to adjustment as described under “—Interest Payments—Interest Rate”;

“Interest Period” means the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date;

“Interest Rate” means the First Fixed Interest Rate and/or each Subsequent Fixed Interest Rate, as the case may be;

“Issue Date” has the meaning given to it under “—Interest Payments—Interest Rate”;

“Junior Obligations” means any shares in the capital of the Issuer (except for preference shares in the capital of the Issuer (if any)) or any other securities or obligations issued or owed by the Issuer (including guarantees or indemnities or support arrangements given by the Issuer in respect of securities or obligations owed by other persons) which rank, or are expressed to rank, junior to the 2079 Capital Securities or to the most junior class of preference shares in the capital of the Issuer;

“Mandatory Settlement Date” means the earlier of:

(a)	the date on which a Compulsory Arrears of Interest Settlement Event occurs;

(b)	the next scheduled Interest Payment Date on which the Issuer pays interest on the 2079 Capital Securities; or

(c)	the date on which the 2079 Capital Securities are redeemed or repaid in accordance with “— Subordination”, “— Redemption” or “—Event of Default”;

“Maturity Date” means April 4, 2079, subject to adjustment as described under “—Interest Payments—Interest Rate”;

“Parity Obligations” means (if any) (i) the most junior class of preference share capital in the Issuer ranking ahead of the ordinary shares in the capital of the Issuer and any other obligations of the Issuer, issued directly or indirectly by it, which rank, or are expressed to rank, pari passu with the 2079 Capital Securities or such preference shares and (ii) any obligations of any Subsidiaries of the Issuer benefiting from a guarantee or support agreement entered into by the Issuer which ranks, or is expressed to rank, pari passu with the 2079 Capital Securities or such preference shares;

For the avoidance of doubt, Parity Obligations include the Issuer’s £1,440,000,000 2.00% Subordinated Mandatory Convertible Bonds due 2019 (ISIN: XS1371473601), the Issuer’s €2,000,000,000 Capital Securities due 2079 issued on or around October 3, 2018 (ISIN: XS1888179477), the Issuer’s €500,000,000 Capital Securities due 2078 issued on or around October 3, 2018 (ISIN: XS1888179550), the Issuer’s £500,000,000 Capital Securities due 2078 issued on or around October 3, 2018 (ISIN: XS1888180996) and the Issuer’s U.S.$ 1,300,000,000 Capital Securities due 2078 issued on October 3, 2018 (ISIN: XS1888180640).

“Qualifying Securities” has the meaning given to it under “—Substitution or Variation”;

“Rating Agency” means Fitch Ratings Ltd, Moody’s Investors Service Esparia S.A. (“Moody’s”) or Standard & Poor’s Credit Market Services Europe Limited (“S&P”) or any of their respective affiliates or successors or any rating agency substituted for any of them by the Issuer from time to time;

“Relevant Date” means (i) in respect of any payment other than a sum to be paid by the Issuer in a winding-up or administration of the Issuer, the date on which such payment first becomes due and payable but, if the full amount of the moneys payable on such date has not been received by the Principal Paying Agent or the Trustee on or prior to such date, the Relevant Date means the date on which such moneys shall have been so received and notice to that effect shall have been given to the Holders, and (ii) in respect of a sum to be paid by the Issuer in a winding-up or administration of the Issuer, the date which is one day prior to the date on which an order is made or a resolution is passed for the winding-up or, in the case of an administration, one day prior to the date on which any dividend is distributed;

“Relevant Rating Agency” means Moody’s or S&P or any of their respective affiliates or successors or any rating agency (a “Substitute Relevant Rating Agency”) substituted for any of them by the Issuer from time to time;

“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the First Reset Date;

“Reset Period” means the period from one Reset Date to (but excluding) the next following Reset Date;

“Reset Reference Banks” means five major banks in the interbank market in London as selected by the Agent Bank, after consultation with the Issuer;

“Senior Obligations” means all obligations of the Issuer, issued directly or indirectly by it, other than Parity Obligations and Junior Obligations;

“Senior Unsecured Obligations” means any of the Issuer’s senior unsecured obligations;

“Special Event” means any of an Accounting Event, a Capital Event, a Tax Event or a Withholding Tax Event or any combination of the foregoing;

“Subsequent Fixed Interest Rate” has the meaning given to it under “—Interest Payments—Subsequent Fixed Interest Rates”;

“Subsidiary” means a subsidiary within the meaning of Section 1159 of the Companies Act 2006;

“Substitution or Variation Event” has the meaning given to it under “—Substitution or Variation”;

“successor in business” means, in relation to a company, any other company which:

(a)	owns beneficially the whole or substantially whole of the undertaking, property and assets owned by such company immediately prior thereto; and

(b)	carries on, as successor to such company, the whole or substantially the whole of the business carried on by such company immediately prior thereto;

“Tax Event” shall be deemed to have occurred if as a result of a Tax Law Change:

(a)

in respect of, or as a result of, the Issuer’s obligation to make any Interest Payment on the next following Interest Payment Date, the Issuer would not be entitled to claim a deduction in computing its taxation liabilities in the United Kingdom or such entitlement is materially reduced or materially delayed (a “disallowance”);

(b)	the 2079 Capital Securities are prevented from being treated as loan relationships for United Kingdom tax purposes; or

(c)

in respect of the Issuer’s obligation to make any Interest Payment on the next following Interest Payment Date, where a deduction arises in respect of such Interest Payment the Issuer would not to any material extent be entitled to have such deduction set against the profits of companies with which it is grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the Issue Date or any similar system or systems having like effect as may from time to time exist) otherwise than as a result of a disallowance within (a), and, in each case, the Issuer cannot avoid the foregoing in connection with the 2079 Capital Securities by taking measures reasonably available to it, provided measures reasonably available to the Issuer shall not include allocating a disallowance provided for in (a) above to any other company or security;

“Tax Law Change” means a change in or proposed change in, or amendment or proposed amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax, including any treaty to which the United Kingdom is a party, or any change in the application of official or generally published interpretation of such laws or regulations, including a decision of any court or tribunal, or any interpretation or pronouncement by any relevant tax authority that provides for a position with respect to such laws or regulations or interpretation thereof that differs from the previously generally accepted position in relation to similar transactions, which change or amendment becomes, or would become, effective on or after the Issue Date;

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland;

“U.S. dollar”, “U.S.$” and “cent” mean the lawful currency of the United States of America; and

a “Withholding Tax Event” shall be deemed to occur if as a result of a Tax Law Change, in making any payments on the 2079 Capital Securities, the Issuer has paid or will or would on the next Interest Payment Date be required to pay Additional Amounts on the 2079 Capital Securities and the Issuer cannot avoid the foregoing in connection with the 2079 Capital Securities by taking measures reasonably available to it.

NC5.25 Capital Securities due 2081

The following terms are applicable to the NC5.25 Capital Securities due 2081. Within this section, capitalized terms that are not otherwise defined have the meaning given to them in the prospectus supplement dated June 1, 2021 (the “2081 Capital Securities Prospectus Supplement”), to the base prospectus dated July 29, 2020 (File No. 333-240163), filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) on June 2, 2021, which prospectus supplement is incorporated by reference herein.

•	Title: NC5.25 Capital Securities due 4 June 2081.

•	Total principal amount outstanding: $147,173,000.

•	Issue date: June 4, 2021.

•

Interest: The NC5.25 Capital Securities due 4 June 2081 bear interest on their principal amount from (and including) the issue date to (but excluding) September 4, 2026 (the “First Reset Date”) at a rate of 3.250% per annum, payable semi-annually in arrears on March 4 and September 4 in each year, commencing on March 4, 2022. Thereafter, unless previously redeemed, the NC5.25 Capital Securities due 4 June 2081 will bear interest from (and including) the First Reset Date to (but excluding) September 4, 2031 at a rate per annum equal to the 5 year Treasury Rate (as defined in the 2081 Capital Securities Prospectus Supplement) for the relevant reset period plus the relevant Margin applicable to that reset period, payable semi-annually in arrears on March 4 and September 4 in each year. Thereafter, unless previously redeemed, the NC5.25 Capital Securities due 4 June 2081 will bear interest from (and including) September 4, 2031 to (but excluding) September 4, 2046 at a rate per annum equal to the 5 year Treasury Rate for the relevant reset period plus the relevant Margin applicable to that reset period, payable semi-annually in arrears on March 4 and September 4 in each year. From (and including) September 4, 2046 up to (but excluding) June 4, 2081 (the “Maturity Date”), unless previously redeemed, the NC5.25 Capital Securities due 4 June 2081 will bear interest at a rate per annum equal to the 5 year Treasury Rate for the relevant Reset Period plus the Margin appliable to that Reset Period payable semi-annually in arrears on March 4 and September 4 in each year, and on the Maturity Date. See “Description of Securities—Interest Payments” in the 2081 Capital Securities Prospectus Supplement.

NC10 Capital Securities due 2081

The following terms are applicable to the NC10 Capital Securities due 2081. Within this section, capitalized terms that are not otherwise defined have the meaning given to them in the 2081 Capital Securities Prospectus Supplement, which prospectus supplement is incorporated by reference herein.

•	Title: NC10 Capital Securities due 4 June 2081.

•	Total principal amount outstanding: $1,000,000,000.

•	Issue date: June 4, 2021.

•

Interest: The NC10 Capital Securities due 4 June 2081 bear interest on their principal amount from (and including) the issue date to (but excluding) September 4, 2026 (the “First Reset Date”) at a rate of 4.125% per annum, payable semi-annually in arrears on June 4 and December 4 in each year, commencing on December 4, 2021. Thereafter, unless previously redeemed, the NC10 Capital Securities due 4 June 2081 will bear interest from (and including) the First Reset Date to (but excluding) June 4, 2051 at a rate per annum equal to the 5 year Treasury Rate (as defined in the 2081 Capital Securities Prospectus Supplement) for the relevant reset period plus the relevant Margin applicable to that reset period, payable semi-annually in arrears on June 4 and December 4 in each year. From (and including) June 4, 2051 up to (but excluding) June 4, 2081 (the “Maturity Date”), unless previously redeemed, the NC10 Capital Securities due 4 June 2081 will bear interest at a rate per annum equal to the 5 year Treasury Rate for the relevant Reset Period plus the Margin appliable to that Reset Period payable semi-annually in arrears on June 4 and December 4 in each year, and on the Maturity Date. See “Description of Securities—Interest Payments” in the 2081 Capital Securities Prospectus Supplement.

NC30 Capital Securities due 2081

The following terms are applicable to the NC30 Capital Securities due 2081. Within this section, capitalized terms that are not otherwise defined have the meaning given to them in the 2081 Capital Securities Prospectus Supplement, which prospectus supplement is incorporated by reference herein.

•	Title: NC30 Capital Securities due 4 June 2081.

•	Total principal amount outstanding: $950,000,000.

•	Issue date: June 4, 2021.

•

Interest: The NC30 Capital Securities due 4 June 2081 bear interest on their principal amount from (and including) the issue date to (but excluding) June 4, 2051 (the “First Reset Date”) at a rate of 5.125% per annum, payable semi-annually in arrears on June 4 and December 4 in each year, commencing on December 4, 2021. Thereafter, unless previously redeemed, the NC30 Capital Securities due 4 June 2081 will bear interest from (and including) the First Reset Date to (but excluding) June 4, 2071 at a rate per annum equal to the 5 year Treasury Rate (as defined in the 2081 Capital Securities Prospectus Supplement) for the relevant reset period plus the relevant Margin applicable to that reset period, payable semi-annually in arrears on June 4 and December 4 in each year. From (and including) June 4, 2071 up to (but excluding) June 4, 2081 (the “Maturity Date”), unless previously redeemed, the NC30 Capital Securities due 4 June 2081 will bear interest at a rate per annum equal to the 5 year Treasury Rate for the relevant Reset Period plus the Margin appliable to that Reset Period payable semi-annually in arrears on June 4 and December 4 in each year, and on the Maturity Date. See “Description of Securities— Interest Payments” in the 2081 Capital Securities Prospectus Supplement.

Additional Terms Applicable to 2081 Capital Securities

The following terms are applicable to all 2081 Capital Securities.

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Maturity date: Unless previously redeemed, purchased, cancelled or substituted, the 2081 Capital Securities will mature on June 4, 2081, and holders will be entitled to receive 100% of the principal amount of the 2081 Capital Securities, together with any accrued and unpaid interest and any outstanding arrears of interest.

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Optional interest deferral: The Company may, at its discretion, elect to defer all or part of any Interest Payment (a “Deferred Interest Payment”) which is otherwise scheduled to be paid on an Interest Payment Date by giving a Deferral Notice of such election to the holders of 2081 Capital Securities, the Trustee and the Principal Paying Agent. Other than in connection with a Mandatory Settlement, if the Company elects not to make all or part of any Interest Payment on an Interest Payment Date, then the Company will not have any obligation to pay such interest on the relevant Interest Payment Date and any such non-payment of interest will not constitute an Event of Default of the Company or any other breach of its obligations under the 2081 Capital Securities or for any other purpose.

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Ranking: The 2081 Capital Securities constitute direct, unsecured and subordinated obligations of the Company. The rights and claims of the holders will be subordinated to the claims of holders of all Senior Obligations in that if at any time an order is made, or an effective resolution is passed, for the winding-up of the Company (otherwise than for the purposes of a solvent winding-up solely for the purposes of a reorganization, reconstruction, amalgamation or the substitution in place of the Company of a “successor in business” of the Company, the terms of which reorganization, reconstruction, amalgamation or substitution do not provide for a claim to be made in the winding-up or administration of the Company in respect of the 2081 Capital Securities) or an administrator of the Company is appointed and such administrator gives notice that it intends to declare and distribute a dividend, the rights and claims of the holders will be subordinated in accordance with the provisions set forth under “Description of Securities-Subordination” in the 2081 Capital Securities Prospectus Supplement.

•	The 2081 Capital Securities will be structurally subordinated to all obligations of the Company’s subsidiaries including claims with respect to trade payables..

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Mandatory Settlement: Notwithstanding the above and the provisions of “Optional Interest Deferral” in the 2081 Capital Securities Prospectus Supplement, the Company will pay any outstanding Arrears of Interest, in whole but not in part, on the first occurring Mandatory Settlement Date following the Interest Payment Date on which a Deferred Interest Payment first arose. A “Mandatory Settlement Date” as defined in the terms of the 2081 Capital Securities encompasses (i) dividends, other distributions or payments in respect of Parity Obligations and other events that constitute “Compulsory Arrears of Interest Settlement Events,” (ii) payments of interest on the 2081 Capital Securities on a scheduled Interest Payment Date following the Interest Payment Date on which a Deferred Interest Payment first arose and (iii) the date of which the 2081 Capital Securities are redeemed or repaid in accordance with the conditions set forth under “Description of Securities— Subordination”, “Description of Securities—Redemption” or “Description of Securities— Event of Default” in the 2081 Capital Securities Prospectus Supplement.

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Optional Redemption: The Company may redeem all, but not less than all, of the 2081 Capital Securities on any Business Day in the period commencing on any date from (and including) the First Call Date to (and including) the First Reset Date or on any Interest Payment Date thereafter at their principal amount, together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest in respect of the 2081 Capital Securities.

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Make-whole redemption: The Company has the right to redeem all, but not some only, of any tranche of the 2081 Capital Securities then outstanding, on any Business Day falling prior to the relevant First Call Date at the a redemption price equal to the greater of (1) 100% of the principal amount outstanding of the relevant tranche plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the relevant tranche and portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the reference bond rate.

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Special Event Redemption: If a Capital Event, Tax Event, Accounting Event or Withholding Tax Event (any such, a “Special Event”) has occurred and is continuing, then the Company may redeem at any time all, but not less than all, of the 2081 Capital Securities at:

○	in the case of a Capital Event, Tax Event or Accounting Event where the relevant date fixed for redemption falls prior to the First Call Date, 101% of their principal amount;

○	in the case of a Capital Event, Tax Event or Accounting Event where the relevant date fixed for redemption falls on or after the First Call Date, 100% of their principal amount; or

○	in the case of a Withholding Tax Event where any such redemption occurs at any time, 100% of their principal amount,

in each case together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest in respect of the 2081 Capital Securities.

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Change of Control: If a Change of Control Event has occurred and is continuing, the Company may elect to redeem all, but not less than all, of the 2081 Capital Securities at any time at 101% of the principal amount of the 2081 Capital Securities, together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest in respect of the 2081 Capital Securities. If the Company does not elect to redeem the 2081 Capital Securities following the occurrence of a Change of Control Event, the then prevailing Interest Rate, and each subsequent Interest Rate, on the 2081 Capital Securities shall be increased by 5% per annum with effect from (and including) the date on which the Change of Control Event occurred.

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Substitution or variation instead of special event redemption: If an Accounting Event, a Capital Event, a Tax Event or a Withholding Tax Event has occurred and is continuing, without the consent of the holders than all, of the 2081 Capital Securities for, or (ii) vary the terms of the 2081 Capital Securities with the effect that they remain or become, as the case may be, Qualifying Securities, in each case in accordance with certain conditions and subject, inter alia, to the receipt by the Trustee of the Officer’s Certificate and an Opinion of Counsel, each as defined in the Indenture.

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Event of Default: If a default is made by the Company for a period of 14 days or more in the payment of any principal or premium (if any) or 21 days or more in the payment of interest, in each case in respect of any tranche of the 2081 Capital Securities and which is due, then the Company shall, without notice from the Trustee, be deemed to be in default under the indenture and the relevant 2081 Capital Securities and the Trustee at its sole discretion may, or shall, if so requested in writing by the shareholders of at least 25% in principal amount of the relevant 2081 Capital Securities then outstanding, subject in each case to its being indemnified and/or secured and/or prefunded to its satisfaction, institute proceedings for the winding- up of the Company and/or prove and/or claim in the winding-up or liquidation of the Company, such claim being subordinated, and for the amount as provided in “Description of Securities—Subordination— General” in the 2081 Capital Securities Prospectus Supplement.

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Payment of additional amounts: The Company intends to make all payments on the Notes without deducting United Kingdom (“U.K.”) withholding taxes. If any deduction is required on payments to non- U.K. investors, the Company will pay additional amounts on those payments to the extent described under “Description of Debt Securities We May Offer—Payment of Additional Amounts” in the 2081 Capital Securities Prospectus Supplement..

Further Terms, Mechanics Exchange and Transfer applicable to 2081 Capital Securities

Interest Payments

Interest Rate

Each tranche of the 2081 Capital Securities bears interest on its principal amount at the applicable Interest Rate from (and including) June 4, 2021 (the “Issue Date”) in accordance with the provisions of this “-Interest Payments”.

Subject to conditions set forth under “-Optional Interest Deferral”, interest shall be payable on the 2081 Capital Securities semi-annually in arrears on each Interest Payment Date, provided that if any Interest Payment Date, other than the Maturity Date, would fall on a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day (without the accrual of any additional interest for such period), except that if that Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest will be postponed to the next Business Day and no interest will accrue as a result of that postponement (see “- General” above).

Interest Accrual

The 2081 Capital Securities will cease to bear interest from (and including) the date of redemption thereof pursuant to the provisions set forth under “-Redemption” or the date of substitution thereof pursuant to “- Substitution or Variation”, as the case may be, unless, upon due presentation, payment of all amounts due in respect of the 2081 Capital Securities is not made, in which event interest shall continue to accrue in respect of unpaid amounts on the 2081 Capital Securities, both before and after judgment, and shall be payable, up to (but excluding) the Relevant Date (as defined in the 2081 Capital Securities Prospectus Supplement).

Except as provided in “-Interest Payments-First Fixed Interest Rate” in the 2081 Capital Securities Prospectus Supplement, where it is necessary to calculate an amount of interest in respect of any Security for a period which is less than or equal to a complete Interest Period, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

Where it is necessary to calculate an amount of interest in respect of any Security for a period of more than one Interest Period, such interest shall be the aggregate of the interest payable in respect of a full Interest Period plus the interest payable in respect of the remaining period calculated in the manner as aforesaid.

Interest in respect of any Security shall be calculated per U.S.$1,000 in principal amount thereof (the “Calculation Amount”). The amount of interest payable per Calculation Amount for any period shall, except as provided in “-Interest Payments-First Fixed Interest Rate” in the 2081 Capital Securities Prospectus Supplement, be equal to the product of the relevant Interest Rate, the Calculation Amount and the day count fraction as described in this sub-section for the relevant period, rounding the resulting figure to the nearest cent (half a cent being rounded upwards). The amount of interest payable in respect of each Security shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the denomination of such Security without any further rounding.

First Fixed Interest Rate

For each Interest Period ending prior to the First Tranche 1 Reset Date, the Tranche 1 Securities bear interest, subject to “-Optional Interest Deferral”, at the rate of 3.250% per annum (the “First Tranche 1 Fixed Interest Rate”), payable semi-annually in arrears on the related Interest Payment Dates. Subject to “-Optional Interest Deferral”, the Interest Payment in respect of each Interest Period commencing before the First Tranche 1 Reset Date will amount to U.S.$16.25 per Calculation Amount.

For each Interest Period ending prior to the First Tranche 2 Reset Date, the Tranche 2 Securities bear interest, subject to “-Optional Interest Deferral”, at the rate of 4.125% per annum (the “First Tranche 2 Fixed Interest Rate”), payable semi-annually in arrears on the related Interest Payment Dates. Subject to “-Optional Interest Deferral”, the Interest Payment in respect of each Interest Period commencing before the First Tranche 2 Reset Date will amount to U.S.$20.63 per Calculation Amount.

For each Interest Period ending prior to the First Tranche 3 Reset Date, the Tranche 3 Securities bear interest, subject to “-Optional Interest Deferral”, at the rate of 5.125% per annum (the “First Tranche 3 Fixed Interest Rate”), payable semi-annually in arrears on the related Interest Payment Dates. Subject to “-Optional Interest Deferral”, the Interest Payment in respect of each Interest Period commencing before the First Tranche 3 Reset Date will amount to U.S.$25.63 per Calculation Amount.

The “First Fixed Interest Rate” means the First Tranche 1 Fixed Interest Rate, the First Tranche 2 Fixed Interest Rate or the First Tranche 3 Fixed Interest Rate, as applicable.

Subsequent Fixed Interest Rates

For each Interest Period which commences on or after the relevant First Reset Date, the 2081 Capital Securities bear interest, subject to “-Optional Interest Deferral”, at the Subsequent Fixed Interest Rate determined on the Reset Interest Determination Date in respect of the Reset Period in which that Interest Period falls. Such interest shall be payable semi-annually in arrears on the related Interest Payment Dates until (and including) the relevant Maturity Date and, subject to “-Interest Payments-Step-up after Change of Control Event” in the 2081 Capital Securities Prospectus Supplement, the “Subsequent Fixed Interest Rate” shall be the sum as determined by the Agent Bank, of the relevant Five-Year Treasury Rate plus the Margin applicable to that Reset Period, where:

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five business days appearing under the caption “Treasury Constant Maturities” in the most recent H.15.

If the Issuer, in its sole discretion, determines that the Five-Year Treasury Rate cannot be determined pursuant to the method described above, the Issuer may use reasonable efforts to designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the 2081 Capital Securities or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the Five- Year Treasury Rate. If the Designee determines that there is such an industry- accepted successor rate to the Five- Year Treasury Rate, then the Five-Year Treasury Rate shall be such successor rate and, in that case, the Designee used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five- Year Treasury Rate, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. No such adjustment shall affect the Trustee’s or the Agent Bank’s own rights, duties or immunities under the indenture, the calculation agent agreement or otherwise.

If the Five-Year Treasury Rate cannot be determined pursuant to the methods described in the paragraphs above, the rate will be equal to the Five-Year Treasury Rate for the last preceding Reset Period (or, in the case of the first Reset Period, the rate equal to 0.803% per annum in the case of the Tranche 1 Securities, 1.608% per annum in the case of the Tranche 2 Securities and 2.302% per annum in the case of the Tranche 3 Securities).

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Issuer in its sole discretion, published by the Board of Governors of the United States Federal Reserve System, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Interest Determination Date.

As used in this section:

“Margin” means: (a) in respect of the Tranche 1 Securities: (i) for each Reset Period which falls in the period commencing on (and including) September 4, 2026 and ending on (but excluding) September 4, 2031, 244.7 bps; (ii) for each Reset Period which falls in the period commencing on (and including) September 4, 2031 and ending on (but excluding) September 4, 2046, 269.7 bps; and (iii) for each Reset Period which falls on or after September 4, 2046, 344.7 bps; (b) in respect of the Tranche 2 Securities: (i) for each Reset Period which falls in the period commencing on (and including) June 4, 2031 and ending on (but excluding) June 4, 2051, 276.7 bps; and (ii) for each Reset Period which falls on or after June 4, 2051, 351.7 bps; and (c) in respect of the Tranche 3 Securities: (i) for each Reset Period which falls in the period commencing on (and including) June 4, 2051 and ending on (but excluding) June 4, 2071, 307.3 bps; and (ii) for each Reset Period which falls on or after June 4, 2071, 382.3 bps; “Reset Interest Determination Date” means the day falling two U.S. Government Securities Business Days prior to the first day of the relevant Reset Period.

“U.S. Government Securities Business Days” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The Subsequent Fixed Interest Rate shall be determined as provided above in respect of each relevant Reset Period, provided that the Subsequent Fixed Interest Rate shall never be lower than 0% (zero), and, as so determined, such rate shall apply to each Interest Period falling within that Reset Period.

For the purposes of this section, the Agent Bank shall not be responsible to the Issuer or to any third party as a result of the Agent Bank having relied upon or acted on any quotation or information given to it for the purposes of calculating the Subsequent Fixed Interest Rate which subsequently may be found to be incorrect or inaccurate in any way or for any losses whatsoever resulting from acting in accordance therewith.

Determination of Subsequent Fixed Interest Rates

The Agent Bank will, as soon as practicable after 11.00 a.m. (New York City time) on each Reset Interest Determination Date, determine the Subsequent Fixed Interest Rate in respect of each Interest Period falling within the relevant Reset Period and promptly notify the Issuer.

Publication of Subsequent Fixed Interest Rates

The Company will cause notice of each Subsequent Fixed Interest Rate determined in accordance the provisions set forth under “Interest Payments” in respect of each relevant Interest Period to be given to the Trustee, the Holders, the Paying Agents and any stock exchange on which the 2081 Capital Securities are for the time being listed or admitted to trading, in each case as soon as practicable after its determination but in any event not later than the fourth Business Day thereafter.

Agent Bank

With effect from the relevant First Reset Date, the Issuer will maintain an Agent Bank which will calculate the relevant Interest Rate.

The Company may from time to time replace the Agent Bank with another leading financial institution in New York, New York. If the Agent Bank is unable or unwilling to continue to act as the Agent Bank or fails duly to determine a Subsequent Fixed Interest Rate in respect of any Interest Period as provided in “-Interest Payments- Subsequent Fixed Interest Rates”, the Company will forthwith appoint another leading financial institution in New York, New York. The Agent Bank may not resign its duties or be removed without a successor having been appointed as aforesaid.

Determinations of Agent Bank Binding

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions set forth under “-Interest Payments” by the Agent Bank shall (in the absence of manifest error) be binding on the Issuer, the Agent Bank, the Trustee, the Paying Agents and all Holders and no liability to the Holders, the Company or the Trustee will attach to the Agent Bank in connection with the exercise or non-exercise by it of any of its powers, duties and discretions; provided that none of the Trustee, the Agent Bank or any Paying Agent shall have any responsibility to determine whether any manifest error has occurred and, in the absence of notice from us, may conclusively assume that no manifest error has occurred and shall suffer no liability in so assuming.

Step-up after Change of Control Event

Notwithstanding any other provision set forth under “-Interest Payments”, if the Issuer does not elect to redeem any tranche of the 2081 Capital Securities in accordance with the provisions set forth under “-Redemption-

Redemption for Change of Control Event” following the occurrence of a Change of Control Event, the then prevailing Interest Rate, and each subsequent Interest Rate otherwise determined in accordance with the provisions set forth under “Interest Payments”, on the relevant 2081 Capital Securities shall be increased by 5% per annum with effect from (and including) the date on which the Change of Control Event occurred.

Without prejudice to the Company’s right to redeem any tranche of the 2081 Capital Securities in accordance with the provision set forth under “-Redemption-Redemption for Change of Control Event” following the occurrence of any Change of Control Event, the provision set forth under this “-Interest Payments-Step-up after Change of Control Event” shall only apply in relation to the first Change of Control Event to occur while any relevant 2081 Capital Securities remain outstanding.

Redemption

Make Whole Redemption by Company

The Issuer may, by giving not less than 10 but not more than 60 calendar days’ notice to the Trustee, the Principal Paying Agent and, in accordance with the notice provisions of the indenture, the Holders of any tranche of the 2081 Capital Securities (which notice shall be irrevocable and shall specify the date fixed for redemption (the “Make Whole Redemption Date”)), redeem all, but not some only, of the relevant 2081 Capital Securities then outstanding on any Business Day falling prior to the First Call Date at the Make Whole Redemption Amount together with any accrued and unpaid interest up to (but excluding) the Make Whole Redemption Date and any outstanding Arrears of Interest. No later than the Business Day immediately following the Reference Date, the Determination Agent shall notify the Issuer, the Trustee and the Principal Paying Agent of the Make Whole Redemption Amount, the Reference Bond Rate and (if applicable) the details of any Similar Security. The Issuer will promptly thereafter notify, in accordance with the notice provisions of the indenture, the Holders of any tranche of the 2081 Capital Securities of the Make Whole Redemption Amount, the Reference Bond Rate and (if applicable) the details of any Similar Security. Upon the expiry of such notice, the Issuer shall redeem the relevant tranche of the 2081 Capital Securities.

out below:

“Determination Agent” means an investment bank or financial institution of international standing selected by (and at the expense of) the Issuer for the purposes of the calculating the Make Whole Redemption Amount and, if applicable, selecting a Similar Security;

“Make Whole Redemption Amount” means an amount in U.S. dollars equal to the higher of: (x) 100% of the principal amount outstanding of the tranche of the 2081 Capital Securities to be redeemed and (y) the sum of the present values of the principal amount outstanding of the relevant 2081 Capital Securities and the Remaining Term Interest on the relevant 2081 Capital Securities (exclusive of any outstanding Arrears of Interest and any interest accruing on the principal amount of the relevant 2081 Capital Securities from, and including, the last Interest Payment Date or, as the case may be, the Issue Date, immediately preceding the Make Whole Redemption Date to, but excluding, the Make Whole Redemption Date) and such present values shall be calculated by discounting such amounts to such Make Whole Redemption Date, on a semi-annual basis (assuming a day count fraction as described under “-Interest Payments-Interest Accrual”) at a per annum rate equal to the Reference Bond Rate, plus the Redemption Margin, all as determined by the Determination Agent;

“Quotation Time” means 11.00 a.m. (New York City time);

“Redemption Margin” means, in respect of the Tranche 1 Securities, 0.40% per annum, in respect of the Tranche 2 Securities, 0.40% per annum, and, in respect of the Tranche 3 Securities, 0.45% per annum;

“Reference Bond” means, in respect of the Tranche 1 Securities, U.S. Treasury 0.750% due May 2026 (ISIN: US91282CCF68), in respect of the Tranche 2 Securities, U.S. Treasury 1.625% due May 2031 (ISIN: US91282CCB54) and, in respect of the Tranche 3 Securities, U.S. Treasury 1.875% due February 2051 (ISIN: US912810SU34). In any such case if such security is no longer outstanding, a Similar Security chosen by the Determination Agent and notified to the Issuer;

“Reference Bond Price” means, with respect to the Make Whole Redemption Date, (a) the arithmetic average of the Reference Government Bond Dealer Quotations for the Make Whole Redemption Date, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (b) if the Determination Agent obtains fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations;

“Reference Bond Rate” means, with respect to the Make Whole Redemption Date, the rate per annum equal to the annual or semi-annual yield (as the case may be) to maturity or interpolated yield to maturity (on the relevant day count basis) of the Reference Bond, assuming a price for the Reference Bond (expressed as a percentage of its principal amount) equal to the Reference Bond Price for such Make Whole Redemption Date;

“Reference Date” means the third Business Day prior to the Make Whole Redemption Date;

“Reference Government Bond Dealer” means each of five banks selected by the Issuer, or their affiliates, which are (a) primary government securities dealers, and their respective successors, or (b) market makers in pricing corporate bond issues (and which may include, for the avoidance of doubt, Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Standard Chartered Bank);

“Reference Government Bond Dealer Quotations” means, with respect to each Reference Government Bond Dealer and the Make Whole Redemption Date, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices for the Reference Bond (expressed in each case as a percentage of its principal amount) at the Quotation Time on the Reference Date quoted in writing to the Determination Agent by such Reference Government Bond Dealer;

“Remaining Term Interest” means the aggregate amount of scheduled payment(s) of interest on the relevant tranche of the 2081 Capital Securities for the remaining term of the relevant 2081 Capital Securities up to (but excluding) the First Call Date determined on the basis of the rate of interest applicable to the relevant 2081 Capital

For the purposes of this subsection, unless the context otherwise requires, the following defined terms shall have the meanings set Securities from (and including) the date on which the relevant 2081 Capital Securities are to be redeemed by the Issuer pursuant to the provision set out under this “-Redemption-Make Whole Redemption by Issuer”; and

“Similar Security” means a U.S. Treasury security having an actual or interpolated maturity comparable with the remaining term of the tranche of the 2081 Capital Securities to be redeemed, assuming for this purpose only that the relevant 2081 Capital Securities mature on the First Call Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and of a comparable maturity to the First Call Date.

Redemption for Certain Taxation Reasons

The optional tax redemption provisions of the indenture (Section 1108), as described in the accompanying prospectus under the caption “Description of Debt Securities We May Offer-Optional Tax Redemption,” shall not apply to the 2081 Capital Securities.

If, immediately prior to the giving of the notice referred to below, a Tax Event or a Withholding Tax Event has occurred and is continuing, then the Company may, subject to having given not less than 10 but not more than 60 calendar days’ notice to the Trustee, the Principal Paying Agent and the Holders of the relevant tranche of the 2081 Capital Securities in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable) and subject to the conditions set forth under “-Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation”, redeem in accordance with such conditions at any time all, but not less than all, of the relevant 2081 Capital Securities at (i) 101% of their principal amount (in the case of a Tax Event where such redemption occurs prior to the relevant First Call Date) or (ii) at 100% of their principal amount (in the case of a Tax Event where such redemption occurs on or after the relevant First Call Date or in the case of a Withholding Tax Event where such redemption occurs at any time), together, in each case, with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, the Company will redeem the relevant tranche of the 2081 Capital Securities.

Redemption for Rating Reasons

If, immediately prior to the giving of the notice referred to below, a Capital Event has occurred and is continuing, then the Company may, subject to having given not less than 10 but not more than 60 calendar days’ notice to the Trustee, the Principal Paying Agent and the Holders of the relevant tranche of the 2081 Capital Securities in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable) and subject to the conditions set forth under “-Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation”, redeem in accordance with such conditions all, but not less than all, of any tranche of the 2081 Capital Securities at any time at (i) 101% of their principal amount (where such redemption occurs prior to the relevant First Call Date) or (ii) 100% of their principal amount (where such redemption occurs on or after the relevant First Call Date), together, in each case, with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, the Company will redeem the relevant tranche of the 2081 Capital Securities.

Redemption for Accounting Reasons

If, immediately prior to the giving of the notice referred to below, an Accounting Event has occurred and is continuing, then the Company may, subject to having given not less than 10 but not more than 60 calendar days’ notice to the Trustee, the Principal Paying Agent and the Holders of the relevant tranche of the 2081 Capital Securities in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable) and subject to the conditions set forth under “-Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation”, redeem in accordance with such conditions all, but not less than all, of the relevant 2081 Capital Securities at any time at (i) 101% of their principal amount (where such redemption occurs prior to the relevant First Call Date) or (ii) 100% of their principal amount (where such redemption occurs on or after the relevant First Call Date), together, in each case, with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, the Company will redeem the relevant tranche of the 2081 Capital Securities.

Redemption for Change of Control Event

If, immediately prior to the giving of the notice referred to below, a Change of Control Event has occurred and is continuing, then the Company may, subject to having given not less than 10 but not more than 60 calendar days’ notice to the Trustee, the Principal Paying Agent and the Holders of any tranche of the 2081 Capital Securities in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable) and subject to the conditions set forth under “-Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation”, redeem in accordance with such conditions all, but not less than all, of the relevant 2081 Capital Securities at any time at 101% of their principal amount, together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, the Company will redeem the relevant tranche of the 2081 Capital Securities.

The Trustee is under no obligation to ascertain whether a Change of Control Event or Change of Control or any event which could lead to the occurrence of or could constitute a Change of Control Event or Change of Control has occurred, and until it shall receive an Officer’s Certificate pursuant to the indenture to the contrary, the Trustee may assume that no Change of Control Event or Change of Control or other such event has occurred.

The Issuer intends (without thereby assuming a legal or contractual obligation) that for so long as the 2081 Capital Securities remain outstanding, if a Change of Control Event occurs, it will launch a tender offer for all outstanding unsubordinated debt securities (which do not already contain a contractual right of the holders of such debt securities for such securities to be redeemed or repurchased as a result of the events giving rise to the Change of Control Event) at a price equal to not less than their aggregate principal amount plus accrued and unpaid interest as soon as reasonably practicable following such event.

The Company will notify the Trustee and the Principal Paying Agent of the redemption price of 2081 Capital Securities to be redeemed promptly after the calculation thereof, and none of the Trustee, any Paying Agent or the Agent Bank shall have any responsibility for any calculation or determination in respect of the redemption price of any 2081 Capital Securities, or any component thereof, including any Make Whole Redemption Amount, and shall be entitled to receive, and fully protected in relying upon, an officers’ certificate from the Company that states such redemption price.

Substitution or Variation

If an Accounting Event, a Capital Event, a Tax Event or a Withholding Tax Event (each a “Substitution or Variation Event”) has occurred and is continuing, then the Company may, as an alternative to redemption, subject to the conditions set forth under “- Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation” (without any requirement for the consent or approval of the Holders of the relevant tranche of the 2081 Capital Securities) and subject to the Trustee, immediately prior to the giving of any notice referred to herein, having received an Officer’s Certificate and an Opinion of Counsel (each as defined in the indenture), each stating to the effect that the provisions of this section have been complied with, and having given not less than 10 but not more than 60 days’ notice to the Trustee, the Principal Paying Agent and the Holders of the relevant tranche of the 2081 Capital Securities (which notice shall be irrevocable), at any time either (i) substitute all, but not less than all, of the relevant 2081 Capital Securities for, or (ii) vary the terms of the relevant 2081 Capital Securities with the effect that they remain or become (as the case may be), Qualifying Securities, and the Trustee shall (subject to the following provisions of this section and subject to the receipt by it of the Officer’s Certificate referred to below) agree to such substitution or variation.

Upon expiry of such notice, the Company will either vary the terms of or, as the case may be, substitute the relevant tranche of the 2081 Capital Securities in accordance with this section.

The Trustee agrees, at the expense of the Issuer and subject as aforesaid, to use reasonable, non-discretionary and ministerial efforts to assist the Issuer in the substitution of the Qualifying Securities for the relevant 2081 Capital Securities, or the variation of the terms of the relevant 2081 Capital Securities so that they remain, or as appropriate, become, Qualifying Securities, provided that the Trustee shall not be obliged to participate in, or assist with, any such substitution or variation if the terms of the proposed Qualifying Securities or the participation in or assistance with such substitution or variation would impose, in the Trustee’s opinion, more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or the protective provisions afforded to it in the terms of the relevant 2081 Capital Securities and/or any documents to which it is a party in any way and, separately, against which it is not indemnified and/or secured and/or prefunded to its satisfaction, if it shall so require. If the Trustee does not participate or assist as provided above, the Company may redeem the relevant tranche of the 2081 Capital Securities as provided in “-Redemption”.

In connection with any substitution or variation in accordance with this section, the Company will comply with the rules of any stock exchange on which the relevant 2081 Capital Securities are for the time being listed or admitted to trading.

Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not give rise to any other Substitution or Variation Event with respect to the Qualifying Securities.

Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not result in the Qualifying Securities no longer being eligible for the same, or a higher amount of, “equity credit” (or such other nomenclature that the Rating Agency may then use to describe the degree to which an instrument exhibits the characteristics of an ordinary share) as is attributed to the relevant 2081 Capital Securities on the date notice is given to Holders of the substitution or variation.

“Qualifying Securities” means securities that:

(a)	are issued by the Issuer or any wholly-owned direct or indirect finance subsidiary of the Issuer with a guarantee of such obligations by the Issuer;

(b)

rank and (save in the case of a direct issue by the Issuer) benefit from a guarantee that ranks in relation to the obligations of the Issuer under such securities and/or such guarantee (as the case may be), equally with the ranking of the relevant 2081 Capital Securities and pari passu in a winding-up or liquidation of the Issuer with any Parity Obligations of the Issuer;

(c)

contain terms not materially less favorable to Holders of the relevant tranche of the 2081 Capital Securities than the terms of the relevant 2081 Capital Securities (as reasonably determined by the Issuer (in consultation with an independent investment bank or counsel of international standing)) and which:

(i)

provide for the same or a more favorable Interest Rate from time to time as applied to the relevant 2081 Capital Securities immediately prior to such substitution or variation and preserve the same Interest Payment Dates;

(ii)

preserve the obligations (including the obligations arising from the exercise of any right) of the Issuer as to principal and as to redemption of the relevant 2081 Capital Securities, including (without limitation) as to timing of, and amounts payable upon, such redemption;

(iii)

preserve any existing rights under the terms of the relevant 2081 Capital Securities to any accrued interest, any Deferred Interest Payments, any Arrears of Interest and any other amounts payable under the relevant 2081 Capital Securities which, in each case, has accrued to Holders of the relevant tranche of the 2081 Capital Securities and not been paid;

(iv)	do not contain terms providing for the mandatory deferral of payments of interest and/or principal;

(vi)	do not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and

(vii)

are (i) listed on the Nasdaq Global Market, (ii) listed on the Official List and admitted to trading on the London Stock Exchange plc’s Main Market or (iii) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by the Issuer.

For the purposes of the definition of Qualifying Securities:

“Official List” means the Official List of the Financial Conduct Authority acting under Part VI of the Financial Services and Markets Act 2000; and

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the Income Tax Act 2007 as the same may be amended from time to time and any provision statute or statutory instrument replacing the same from time to time.

Subordination

General

In the event of:

(i)

an order being made, or an effective resolution being passed, for the winding-up of the Issuer (except, in any such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction, amalgamation or the substitution in place of the Issuer of a “successor in business” of the Issuer, the terms of which reorganization, reconstruction, amalgamation or substitution do not provide for a claim to be made in the winding-up or administration of the Issuer in respect of the 2081 Capital Securities); or

(ii)	an administrator of the Issuer being appointed and such administrator giving notice that it intends to declare and distribute a dividend,

(each, an “Additional Enforcement Event”), there shall be payable by the Issuer in respect of each Security (in lieu of any other payment by the Issuer), such amount, if any, as would have been payable to the Holder of such Security if, on the day prior to the commencement of the winding-up or such administration, as the case may be, and thereafter, such Holder were the holder of one of a class of preference shares in the capital of the Issuer (“Notional Preference Shares”) having an equal right to a return of assets in the winding-up or such administration, as the case may be, and so ranking pari passu with, the holders of Parity Obligations, but ranking junior to the claims of holders of all Senior Obligations (except as otherwise provided by mandatory provisions of law), on the assumption that the amount that such Holder was entitled to receive in respect of each Notional Preference Share on a return of assets in such winding-up or such administration, as the case may be, were an amount equal to the principal amount of the relevant Security and any accrued and unpaid interest and any outstanding Arrears of Interest (and, in the case of an administration, on the assumption that holders of preference shares were entitled to claim and recover in respect of their preference shares to the same degree as in a winding-up).

Nothing in this section “-Subordination-General” or “-Event of Default” shall affect or prejudice the payment of the costs, charges, expenses, indemnities, liabilities or remuneration of the Trustee or the Agents or the rights and remedies of the Trustee or the Agents in respect thereof.

Accordingly, and without prejudice to the rights of the Trustee or the Agents, the claims of Holders of all Senior Obligations will first have to be satisfied in any winding-up or administration before the Holders of any tranche of the 2081 Capital Securities may expect to obtain any recovery in respect of their 2081 Capital Securities, and prior thereto, Holders will have only limited ability to influence the conduct of such winding-up or administration. See “Risk Factors-Risks related to the Securities-Limited Remedies”.

No Set-off, etc.

Subject to applicable law, no Holder of any tranche of the 2081 Capital Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer in respect of, or arising under or in connection with, the relevant 2081 Capital Securities and each Holder of any tranche of the 2081 Capital Securities shall, by virtue of their holding of any Security, be deemed to have waived all such rights of set- off, compensation or retention. Notwithstanding the preceding sentence, if any of the rights and claims of any Holder of any tranche of the 2081 Capital Securities in respect of or arising under or in connection with the relevant 2081 Capital Securities are discharged by set-off, such Holder will, subject to applicable law, (and by acquiring the 2081 Capital Securities, will be deemed to have agreed that it shall) immediately pay an amount equal to the amount of such discharge to the Issuer or, if applicable, the liquidator, trustee, receiver or administrator of the Issuer and, until such time as payment is made, will hold a sum equal to such amount on trust for the Issuer or, if applicable, the not to have taken place.

Definitions

As used in the “Description of Securities”, the following terms have the meanings set forth below:

“Accounting Event” shall be deemed to occur if, as a result of a change in accounting principles which becomes effective on or after the Issue Date, but not otherwise, the obligations of the Issuer under the relevant 2081 Capital Securities must not or may no longer be recorded as a “financial liability” in the next following audited annual consolidated financial statements of the Issuer prepared in accordance with IFRS or any other accounting standards that the Issuer may adopt in the future for the preparation of its audited annual consolidated financial statements in accordance with United Kingdom company law;

“Agent Bank” is the agent bank that entered into the calculation agent agreement with the Issuer dated as of June 4, 2021, which will initially be The Bank of New York Mellon, London Branch;

“Agents” means the Agent Bank and the Paying Agent or any of them;

“Additional Enforcement Event” has the meaning given to it under “-Subordination”;

“Arrears of Interest” has the meaning given to it under “-Optional Interest Deferral-Deferral of Payments”;

“Business Day” means a day, other than a Saturday, Sunday or public holiday, on which commercial banks and foreign exchange markets are open for general business in London and New York City;

“Calculation Amount” has the meaning given to it under “-Interest Payments-Interest Accrual”;

“Capital Event” shall be deemed to occur if the Issuer has received, and confirmed in writing to the Trustee that it has so received, confirmation from any Rating Agency then providing a solicited rating of the Issuer or any tranche of the 2081 Capital Securities at the invitation of, or with the consent of, the Issuer and in connection with which the relevant 2081 Capital Securities are assigned an equity credit, either directly or via a publication by such Rating Agency, that an amendment, clarification or change has occurred in its equity credit criteria which becomes effective on or after the Issue Date (or, if later, effective after the date on which the relevant 2081 Capital Securities are assigned “equity credit” by such Rating Agency for the first time) and as a result of which, but not otherwise, the relevant 2081 Capital Securities will no longer be eligible (or if the relevant 2081 Capital Securities have been partially or fully re-financed since the Issue Date and are no longer eligible for “equity credit” in part or in full as a result thereof, the relevant 2081 Capital Securities would no longer have been eligible as a result of such change had they not been re-financed) for the same, or a higher amount of, “equity credit” (or such other nomenclature that the Rating Agency may then use to describe the degree to which an instrument exhibits the characteristics of an ordinary share) as was attributed to the relevant 2081 Capital Securities at the Issue Date (or if “equity credit” is not assigned to the relevant 2081 Capital Securities by the relevant Rating Agency on the Issue Date, at the date on which “equity credit” is assigned by such Rating Agency for the first time);

“Change of Control” means the occurrence of an event whereby any person or any persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006 as amended) whose shareholders are or are to be substantially similar to the preexisting shareholders of the Issuer, shall become interested (within the meaning of Part 22 of the Companies Act 2006 as amended) in (A) more than 50% of the issued or allotted ordinary share capital of the Issuer or (B) shares in the capital of the Issuer carrying more than 50% of the voting rights normally exercisable at a general meeting of the Issuer; provided that, no Change of Control shall be deemed to occur if the event would otherwise have constituted a Change of Control occurs or is carried out for the purposes of a reorganizations on terms previously approved by the Holders of at least 75% in principal amount of the 2081 Capital Securities then outstanding;

“Change of Control Event” shall be deemed to occur if:

(a)	a Change of Control occurs; and

(b)	any of the Issuer’s Senior Unsecured Obligations carry:

(A)	an investment grade credit rating (Baa3 BBB-, or their respective equivalents, or better) (an “Investment Grade Rating”), by any Relevant Rating Agency at the invitation of the Issuer; or

(B)	(where there is no credit rating from any Relevant Rating Agency assigned at the invitation of the Issuer), an Investment Grade Rating by any Relevant Rating Agency of its own volition, and

(x)

such rating is, within the Change of Control Period, either downgraded to a non-investment grade credit rating (Ba1 BB-, or their respective equivalents, or worse) (a “Non-Investment Grade Rating”) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an Investment Grade Rating by such Relevant Rating Agency;

(y)	and there remains no other Investment Grade Rating of any of the Issuer’s Senior Unsecured Obligations from any other Relevant Rating Agency; and

(c)

in making any decision to downgrade or withdraw an Investment Grade Rating pursuant to paragraph (b) above, such Relevant Rating Agency announces publicly or confirms in writing to the Issuer or the Trustee that such decision(s) resulted, in whole or in part, from the occurrence of the relevant Change of Control.

Further, if at the time of the occurrence of the relevant Change of Control the Issuer’s Senior Unsecured Obligations are not assigned an Investment Grade Rating by any Relevant Rating Agency, a Change of Control Event will be deemed to occur upon the occurrence of a Change of Control alone.

If the rating designations employed by either Moody’s Investors Service Limited (“Moody’s”) or S&P Global Ratings Europe (“S&P”) are changed from those which are described in paragraph (b) of the definition of “Change of Control Event” above, or if a rating is procured from a Substitute Relevant Rating Agency, the Issuer shall determine the rating designations of Moody’s or S&P or such Substitute Relevant Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody’s or S&P and the definition of “Change of Control Event” shall be construed accordingly;

“Change of Control Period” means the period commencing upon a Change of Control and ending 90 days after the Change of Control (or such longer period for which the Senior Unsecured Obligations are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review, such period not to exceed 60 days after the public announcement of such consideration);

“Compulsory Arrears of Interest Settlement Event” shall have occurred if:

(a)

a dividend (either interim or final), other distribution or payment was validly resolved on, declared, paid or made in respect of (i) ordinary shares of the Issuer, (ii) any obligations of the Issuer which rank or are expressed to rank pari passu with the ordinary shares of the Issuer or (iii) any obligations of any Subsidiaries of the Issuer benefiting from a guarantee or support agreement entered into by the Issuer which ranks, or is expressed to rank, pari passu with the ordinary shares of the Issuer, except where (x) such dividend, other distribution or payment was required to be resolved on, declared, paid or made exclusively in ordinary shares of the Issuer or in respect of any share option, or any free share allocation plan in each case reserved for directors, officers and/or employees of the Issuer or any of its affiliates or any associated liquidity agreements or any associated hedging transactions or (y) the Issuer is obliged under the terms of such securities or by mandatory operation of law to make such dividend, distribution or other payment; or

(b)

a dividend (either interim or final), other distribution or payment was validly resolved on, declared, paid or made in respect of any Parity Obligations of the Issuer, except where such dividend, distribution or operation of law; or

(c)

the Issuer has redeemed, repurchased or otherwise acquired (i) any ordinary shares of the Issuer, (ii) any obligations of the Issuer which rank or are expressed to rank pari passu with the ordinary shares of the Issuer or (iii) any obligations of any Subsidiaries of the Issuer benefiting from a guarantee or support agreement entered into by the Issuer which ranks, or is expressed to rank, pari passu with the ordinary shares of the Issuer, except where (v) such repurchase or acquisition was undertaken in respect of any share option, or any free share allocation plan in each case reserved for directors, officers and/or employees of the Issuer or any of its affiliates or any associated liquidity agreements or any associated hedging transactions, (w) the Issuer is obliged under the terms of such securities or by mandatory operation of law to make such repurchase or acquisition or (x) such repurchase or acquisition was made by or on behalf of the Issuer as part of an intra-day transaction that does not result in an increase in the aggregate number of ordinary shares held by or on behalf of the Issuer as treasury shares at 8:30 a.m. London time on the Interest Payment Date on which any outstanding Arrears of Interest were first deferred, (y) such repurchase or acquisition results from hedging of any convertible securities issued by the Issuer or by any Subsidiary of the Issuer and guaranteed by the Issuer; or (z) such repurchase or acquisition results from the settlement of existing equity derivatives after the Interest Payment Date on which any outstanding Arrears of Interest were first deferred;

(d)

the Issuer, or any Subsidiary of the Issuer, has redeemed, repurchased or otherwise acquired any Parity Obligations of the Issuer, except where (x) such redemption, repurchase or acquisition is effected as a public cash tender offer or public exchange offer at a purchase price per security which is below its par value or (y) the Issuer, or any Subsidiary of the Issuer, is obliged under the terms of such securities or by mandatory operation of law to make such redemption, repurchase or acquisition or (z) such acquisition results from the conversion of any convertible securities issued by the Issuer or issued by a Subsidiary of the Issuer with a guarantee from the Issuer;

“Deferred Interest Payment” has the meaning given to it under “-Optional Interest Deferral-Deferral of Payments”;

“Determination Agent” has the meaning given to it under “-Redemption-Make Whole Redemption by the Issuer”;

“First Fixed Interest Rate” has the meaning given to it under “-Interest Payments-First Fixed Interest Rate”;

“First Call Date” means the First Tranche 1 Call Date, the First Tranche 2 Call Date or the First Tranche 3 Call Date, as applicable;

“First Reset Date” means the First Tranche 1 Reset Date, the First Tranche 2 Reset Date or the First Tranche 3 Reset Date, as applicable;

“First Tranche 1 Call Date” means June 4, 2026;

“First Tranche 1 Reset Date” means September 4, 2026;

“First Tranche 2 Call Date” means March 4, 2031;

“First Tranche 2 Reset Date” means June 4, 2031;

“First Tranche 3 Call Date” December 4, 2050;

“First Tranche 3 Reset Date” means June 4, 2051;

“Interest Payment” means, in respect of an Interest Payment Date, the amount of interest payable on the relevant 2081 Capital Securities for the relevant Interest Period in accordance with “-Interest Payments”;

“Interest Payment Date” means, in respect of the Tranche 1 Securities, March 4 and September 4 in each year, commencing on (and including) March 4, 2022, and the Maturity Date; in respect of the Tranche 2 Securities, June 4 and December 4 in each year, commencing on (and including) December 4, 2021; and, in respect of the Tranche 3 Securities, June 4 and December 4 in each year, commencing on (and including) December 4, 2021, subject in each case to adjustment as described under “-Interest Payments-Interest Rate”;

“Interest Period” means the period beginning on (and including) the Issue Date and ending on (but excluding) the relevant first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date; “Interest Rate” means the relevant First Fixed Interest Rate and/or each Subsequent Fixed Interest Rate, as the case may be;

“Issue Date” has the meaning given to it under “-Interest Payments-Interest Rate”;

“Junior Obligations” means any shares in the capital of the Issuer (except for preference shares in the capital of the Issuer (if any)) or any other securities or obligations issued or owed by the Issuer (including guarantees or indemnities or support arrangements given by the Issuer in respect of securities or obligations owed by other persons) which rank, or are expressed to rank, junior to the 2081 Capital Securities or to the most junior class of preference shares in the capital of the Issuer;

“Make Whole Redemption Amount” has the meaning given to it under “-Redemption-Make Whole Redemption by the Issuer”;

“Mandatory Settlement Date” means the earlier of:

(a)	the date on which a Compulsory Arrears of Interest Settlement Event occurs;

(b)	the next scheduled Interest Payment Date on which the Issuer pays interest on the relevant 2081 Capital Securities; or

(c)	the date on which the relevant 2081 Capital Securities are redeemed or repaid in accordance with “- Subordination”, “- Redemption” or “-Event of Default”;

“Maturity Date” means, in respect of each Tranche of the 2081 Capital Securities, June 4, 2081, subject in each case to adjustment as described under “-Interest Payments-Interest Rate”;

“Parity Obligations” means (if any) (i) the most junior class of preference share capital in the Issuer ranking ahead of the ordinary shares in the capital of the Issuer and any other obligations of the Issuer, issued directly or indirectly by it, which rank, or are expressed to rank, pari passu with the relevant 2081 Capital Securities or such preference shares and (ii) any obligations of any Subsidiaries of the Issuer benefiting from a guarantee or support agreement entered into by the Issuer which ranks, or is expressed to rank, pari passu with the relevant 2081 Capital Securities or such preference shares;

As at the Issue Date (and for so long as the same remain outstanding), Parity Obligations include the Issuer’s:

1.	£1,720,000,000 1.50% Subordinated Mandatory Convertible Bonds due 2022 (ISIN: XS1960589668);

2.	€500,000,000 Capital Securities due 2078 (ISIN: XS 1888179550);

3.	£500,000,000 Capital Securities due 2078 (ISIN: XS1888180996);

4.	U.S.$1,300,000,000 Capital Securities due 2078 (ISIN: XS1888180640);

5.	€2,000,000,000 Capital Securities due 2079 (ISIN: XS1888179477);

6.	U.S.$2,000,000,000 Capital Securities due 2079 (ISIN: US92857WBQ24);

7.	€1,000,000,000 Capital Securities due 2080 (ISIN: XS2225157424); and

8.	€1,000,000,000 Capital Securities due 2080 (ISIN: XS2225204010).

“Qualifying Securities” has the meaning given to it under “-Substitution or Variation”;

“Rating Agency” means Fitch Ratings Limited, Moody’s or S&P or any of their respective affiliates or successors or any rating agency substituted for any of them by the Issuer from time to time;

“Redemption Margin” has the meaning given to it under “-Redemption-Make Whole Redemption by the Issuer”;

“Reference Bond” has the meaning given to it under “-Redemption-Make Whole Redemption by the Issuer”;

“Reference Bond Price” has the meaning given to it under “-Redemption-Make Whole Redemption by the Issuer”;

“Reference Bond Rate” has the meaning given to it under “-Redemption-Make Whole Redemption by the Issuer”;

“Reference Date” has the meaning given to it under “-Redemption-Make Whole Redemption by the Issuer”;

“Reference Government Bond Dealer” has the meaning given to it under “-Redemption-Make Whole Redemption by the Issuer”;

“Reference Government Bond Dealer Quotations” has the meaning given to it under “-Redemption-Make Whole Redemption by the Issuer”;

“Remaining Term Interest” has the meaning given to it under “-Redemption-Make Whole Redemption by the Issuer”;

“Relevant Date” means (i) in respect of any payment other than a sum to be paid by the Issuer in a winding-up or administration of the Issuer, the date on which such payment first becomes due and payable but, if the full amount of the moneys payable on such date has not been received by the Principal Paying Agent or the Trustee on or prior to such date, the Relevant Date means the date on which such moneys shall have been so received and notice to that effect shall have been given to the Holders, and (ii) in respect of a sum to be paid by the Issuer in a winding-up or administration of the Issuer, the date which is one day prior to the date on which an order is made or a resolution is passed for the winding-up or, in the case of an administration, one day prior to the date on which any dividend is distributed;

“Relevant Rating Agency” means Moody’s or S&P or any of their respective affiliates or successors or any rating agency (a “Substitute Relevant Rating Agency”) substituted for any of them by the Issuer from time to time;

“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the First Reset Date; “Reset Interest Determination Date” means the second U.S. Government Business Day prior to the relevant Reset Date; “Reset Period” means the period from one Reset Date to (but excluding) the next following Reset Date;

“Senior Obligations” means all obligations of the Issuer, issued directly or indirectly by it, other than Parity Obligations and Junior Obligations;

“Senior Unsecured Obligations” means any of the Issuer’s senior unsecured obligations;

“Similar Security” has the meaning given to it under “-Redemption-Make Whole Redemption by the Issuer”;

“Special Event” means any of an Accounting Event, a Capital Event, a Tax Event or a Withholding Tax Event or any combination of the foregoing;

“Subsequent Fixed Interest Rate” has the meaning given to it under “-Interest Payments-Subsequent Fixed Interest Rates”;

“Subsidiary” means a subsidiary within the meaning of Section 1159 of the Companies Act 2006;

“Substitution or Variation Event” has the meaning given to it under “-Substitution or Variation”;

“successor in business” means, in relation to a company, any other company which:

(a)	owns beneficially the whole or substantially whole of the undertaking, property and assets owned by such company immediately prior thereto; and

(b)	carries on, as successor to such company, the whole or substantially the whole of the business carried on by such company immediately prior thereto;

“Tax Event” shall be deemed to have occurred if as a result of a Tax Law Change:

(a)

in respect of, or as a result of, the Issuer’s obligation to make any Interest Payment on the next following Interest Payment Date, the Issuer would not be entitled to claim a deduction in computing its taxation liabilities in its jurisdiction of incorporation, and any other territory or authority or additional territory or authority to whose taxing jurisdiction the Issuer has become subject (the “Relevant Jurisdiction”) or such entitlement is materially reduced or materially delayed (a “disallowance”);

(b)	the relevant 2081 Capital Securities are prevented from being treated as loan relationships for tax purposes in the Relevant Jurisdiction; or

(c)

in respect of the Issuer’s obligation to make any Interest Payment on the next following Interest Payment Date, where a deduction arises in respect of such Interest Payment the Issuer would not to any material extent be entitled to have such deduction set against the profits of companies with which it is grouped for applicable tax purposes in the Relevant Jurisdiction (whether under the group relief system current as at the Issue Date or any similar system or systems having like effect as may from time to time exist) otherwise than as a result of a disallowance within (a), and, in each case, the Issuer cannot avoid the foregoing in connection with the relevant tranche of the 2081 Capital Securities by taking measures reasonably available to it, provided measures reasonably available to the Issuer shall not include allocating a disallowance provided for in (a) above to any other company or security;

“Tax Law Change” means a change in or proposed change in, or amendment or proposed amendment to, the laws or regulations of the Relevant Jurisdiction or any political subdivision or any authority thereof or therein having the power to tax, including any treaty to which the Relevant Jurisdiction is a party, or any change in the application of official or generally published interpretation of such laws or regulations, including a decision of any court or tribunal, or any interpretation or pronouncement by any relevant tax authority that provides for a position with respect to such laws or regulations or interpretation thereof that differs from the previously generally accepted position in relation to similar transactions, which change or amendment becomes, or would become, effective on or after the Issue Date;

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland;

“U.S. dollar”, “U.S.$” and “cent” mean the lawful currency of the United States of America; and

a “Withholding Tax Event” shall be deemed to occur if as a result of a Tax Law Change, in making any payments on the relevant 2081 Capital Securities, the Issuer has paid or will or would on the next Interest Payment

Date be required to pay Additional Amounts on the relevant 2081 Capital Securities and the Issuer cannot avoid the foregoing in connection with the relevant 2081 Capital Securities by taking measures reasonably available to it.

Other Terms Applicable to All Capital Securities

Further Issuances

The Company may, without the consent of Holders, create and issue further Capital Securities of a given tranche ranking pari passu with each of the outstanding Capital Securities and with the same terms as the outstanding Capital Securities of the relevant tranche (save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Capital Securities) and so that such further issue shall be consolidated and form a single series with the outstanding Capital Securities of the relevant tranche for all purposes of the indenture, including without limitation, with respect to amendments, waivers, redemptions and offers to purchase, provided that if any such additional Capital Securities are not fungible with the Capital Securities of the relevant tranche for United States federal income tax purposes, such additional Capital Securities will have a separate CUSIP or other identifying number.

Principal and Maturity

Unless previously redeemed, purchased, cancelled or substituted, each tranche of the Capital Securities will mature on the Maturity Date and holders will be entitled to receive 100% of the principal amount of the relevant Capital Securities, together with any accrued and unpaid interest and any outstanding Arrears of Interest.

Optional Interest Deferral

Deferral of Payments

The Company may, at the Company’s discretion, elect to defer all or part of any Interest Payment (a “Deferred Interest Payment”) which is otherwise scheduled to be paid on an Interest Payment Date by giving notice (a “Deferral Notice”) of such election to the Holders of any tranche of the Capital Securities in accordance with the notice provisions set forth in the indenture, the Trustee and the Principal Paying Agent not more than 14 nor less than 7 Business Days prior to the relevant Interest Payment Date. Subject to conditions set forth in “- Optional Interest Deferral-Mandatory Settlement”, if the Issuer elects not to make all or part of any Interest Payment on an Interest Payment Date, then it will not have any obligation to pay such interest on the relevant Interest Payment Date and any such non-payment of interest will not constitute an Event of Default or any other breach of its obligations under the relevant Capital Securities or for any other purpose.

Arrears of Interest (as defined in the Capital Securities Prospectus Supplements) may be satisfied at the option of the Issuer in whole or in part at any time (the “Optional Deferred Interest Settlement Date”) following delivery of a notice to such effect given by the Issuer to the Holders of any tranche of the Capital Securities in accordance with the notice provisions set forth in the indenture, the Trustee and the Principal Paying Agent not more than 14 nor less than 7 Business Days prior to the relevant Optional Deferred Interest Settlement Date informing them of its election to so satisfy such Arrears of Interest (or part thereof) and specifying the relevant Optional Deferred Interest Settlement Date.

Any Deferred Interest Payment shall itself bear interest (such further interest, together with the Deferred Interest Payment, being “Arrears of Interest”), at the Interest Rate prevailing from time to time, from (and including) the date on which (but for such deferral) the Deferred Interest Payment would otherwise have been due to be made to (but excluding) the relevant Optional Deferred Interest Settlement Date or, as appropriate, such other date on which such Deferred Interest Payment is paid in connection with a Mandatory Settlement as set forth in the Capital Securities Prospectus Supplements, in each case such further interest being compounded on each Interest Payment Date.

Non-payment of Arrears of Interest shall not constitute a default by the Issuer under the relevant Capital Securities or for any other purpose, unless such payment is required in connection with a Mandatory Settlement.

Mandatory Settlement

Notwithstanding the provisions above relating to the ability of the Issuer to defer Interest Payments, the Company will pay any outstanding Arrears of Interest, in whole but not in part, on the first occurring Mandatory Settlement Date following the Interest Payment Date on which a Deferred Interest Payment first arose (“Mandatory Settlement”).

Redemption

Final Redemption

Unless previously redeemed, purchased, cancelled or substituted, each tranche of the Capital Securities will be redeemed at 100% of their principal amount, together with any accrued and unpaid interest and any outstanding Arrears of Interest, on June 4, 2081. The Capital Securities may not be redeemed at the option of the Issuer other than in accordance with the provisions set forth under “-Redemption”.

Issuer’s Call Option

The Company may, by giving not less than 10 but not more than 60 calendar days’ notice to the Trustee, the Principal Paying Agent and the Holders of any tranche of the Capital Securities in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable), redeem all, but not less than all, of the relevant Capital Securities on (i) any date during the period commencing on (and including) the First Call Date to (and including) the First Reset Date or (ii) any Interest Payment Date thereafter at their principal amount, together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, the Company will redeem the relevant tranche of the Capital Securities.

Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation

Prior to giving any notice of redemption pursuant to the provisions set for under “-Redemption” (other than redemption pursuant to “- Redemption-Issuer’s Call Option” or “-Redemption-Make Whole Redemption by the Issuer”) or any notice of substitution or variation pursuant to the provisions set forth in”-Substitution or Variation”, the Company will deliver to the Trustee an Officer’s Certificate in form satisfactory to the Trustee stating that the relevant requirement or circumstance giving rise to the right to redeem, substitute or vary is satisfied, and where the relevant Special Event requires measures reasonably available to the Issuer to be taken, the relevant Special Event cannot be avoided by the Issuer taking such measures. In relation to a substitution or variation pursuant to the provisions set forth in “- Substitution or Variation”, such certificate shall also include further certifications that the criteria specified in paragraphs (a) to (d) of the definition of Qualifying Securities will be satisfied by the Qualifying Capital Securities upon issue and that such determinations were reached by the Issuer in consultation with an independent investment bank or counsel of international standing. The Trustee may rely absolutely upon and shall be entitled to accept such Officer’s Certificate without any liability to any person for so doing and without any further inquiry as sufficient evidence of the satisfaction of the conditions precedent set out in such paragraphs in which event it shall be conclusive and binding on the Holders.

Any redemption of any tranche of the Capital Securities in accordance with conditions set forth under “- Redemption-Issuer’s Call Option,-Redemption for Certain Taxation Reasons,-Redemption for Rating Reasons,- Redemption for Accounting Reasons or-Redemption for Change of Control Event”, shall be conditional on all outstanding Arrears of Interest being paid in full in accordance with the provisions under “-Optional Interest Deferral” on or prior to the date thereof, together with any accrued and unpaid interest up to (but excluding) such redemption, substitution or, as the case may be, variation date.

The Trustee is under no obligation to ascertain whether any Special Event or Change of Control Event or Change of Control or any event which could lead to the occurrence of, or could constitute, any such Special Event, Change of Control Event or Change of Control, has occurred and, until it shall receive an Officer’s Certificate pursuant to the indenture to the contrary, the Trustee may assume that no such Special Event, Change of Control Event or Change of Control or such other event has occurred.

Governing Law

The Capital Securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except that, the subordination provisions of the Capital Securities will be governed by and construed in accordance with English law. For the avoidance of doubt, the payment of the costs, charges, expenses, indemnities, liabilities or remuneration of the Trustee or the Agents shall be governed by the laws of the State of New York.

Event of Default

For the avoidance of doubt, the events of default provisions of the base indenture describing certain events of default other than payment defaults (Sections 501(3)-(10)), providing for acceleration (Section 502), providing for collection suits (Section 503) and providing for limitations on suits (Section 507), as described in the accompanying prospectus under the caption “Description of Debt Securities We May Offer-Default and Related Matters-Events of Default,” shall not apply to the Capital Securities.

Proceedings

If a default is made by the Issuer for a period of 14 days or more in the payment of any principal or premium (if any) or 21 days or more in the payment of any interest, in each case in respect of any tranche of the Capital Securities and which is due (an “Event of Default”), then the Issuer shall, without notice from the Trustee, be deemed to be in default under the indenture and the relevant Capital Securities and the Trustee at its sole discretion may, notwithstanding the provisions set forth under “-Event of Default-Enforcement” in the Capital Securities Prospectus Supplements but subject to the provisions set forth under “-Event of Default-Entitlement of Trustee”, institute proceedings for the winding-up of the Issuer and/or prove and/or claim in the winding-up or administration of the Issuer, such claim being subordinated, and for the amount, as provided in “-Subordination-General”.

Enforcement

The Trustee may, at its discretion (subject to the provisions set forth under “-Event of Default-Entitlement of Trustee”) and without further notice, institute such proceedings or take such steps or actions against the Issuer as it may think fit to enforce any term or condition binding on the Issuer under the indenture or the relevant tranche of the Capital Securities, but in no event shall the Issuer, by virtue of the institution of any such proceedings, steps or actions, be obliged to pay any sum or sums sooner than the same would otherwise have been payable by it.

Entitlement of Trustee

The Trustee shall not be bound to take any of the actions referred to in the provisions set forth under “-Event of Default-Proceedings” or “-Event of Default-Enforcement” above against the Issuer to enforce the terms of the indenture or any tranche of the Capital Securities at the request of the Holders of the relevant Capital Securities or take any other action or step under or pursuant to the terms of the relevant Capital Securities or the indenture unless (i) it shall have been so directed or requested in writing by the Holders of any tranche of the Capital Securities of at least 25% in principal amount of the relevant Capital Securities then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. However, if an Event of Default or Additional Enforcement Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the request of the Holders of any tranche of the Capital Securities of at least 25% in principal amount of the relevant Capital Securities then outstanding.

Right of Holders

No Holder of any tranche of the Capital Securities shall be entitled to proceed directly against the Issuer or to institute proceedings for the winding-up or to prove or claim in the winding-up or administration of the Issuer (except actions for payment of overdue principal, premium or interest) unless the Trustee, having become so bound to proceed, institute, prove or claim, fails or is unable to do so within a 60 day period and such failure or inability shall be continuing, in which case such Holder shall have only such rights against the Issuer as those which the Trustee is entitled to exercise as set out in this section.

Extent of Holders’ remedy

No remedy against the Issuer, other than as referred to in this Event of Default section, shall be available to the Trustee or the Holders of any tranche of the Capital Securities, whether for the recovery of amounts owing in respect of the relevant Capital Securities or under the indenture or in respect of any breach by the Issuer of any of its other obligations under or in respect of the relevant Capital Securities or under the indenture. For the avoidance of doubt, nothing in the foregoing shall prevent the Trustee from proving in any winding-up or administration of the Issuer and/or claiming in any winding-up or administration of the Issuer (even if not instituted by the Trustee).

Payment of Additional Amounts

All payments on the Capital Securities will be made without deducting U.K. withholding taxes, except as required by law. If any such deduction is required on payments to non-U.K. investors, the Company will pay additional amounts on those payments to the extent described under “Description of Debt Securities We May Offer- Payment of Additional Amounts” in the accompanying prospectus. Notwithstanding the foregoing, any amounts to be paid on the Capital Securities by or on behalf of the Issuer, will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”). Neither the Issuer nor any person will be required to pay any additional amounts in respect of FATCA Withholding.

Regarding the Trustee

The Company and some of its subsidiaries maintain banking relations with the Trustee in the ordinary course of its business.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us notice of the default or its default having to exist for a specified period of time were disregarded, the Trustee may be considered to have a conflicting interest with respect to the Debt Securities or the Indenture for purposes of the Trust Indenture Act of 1939. In that case, the Trustee may be required to resign as trustee under the Indenture and the Company would be required to appoint a successor trustee.